                                                                    EXHIBIT 10.1



--------------------------------------------------------------------------------




                            STOCK PURCHASE AGREEMENT


                                  by and among


                        INTEGRATED SITE DEVELOPMENT, INC.

                               U.S. TOWERS, INC.,

                             TELESITE SERVICES, LLC,

                           METROSITE MANAGEMENT, LLC,

                         WHITNEY EQUITY PARTNERS, L.P.,

                                       and

                   KITTY HAWK CAPITAL LIMITED PARTNERSHIP, III

                        --------------------------------

                            Dated as of May 12, 1997

                        --------------------------------




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

                                TABLE OF CONTENTS

                                                                                                            PAGE
ARTICLE 1  DEFINITIONS........................................................................................2

   1.1     Definitions........................................................................................2
   1.2     Accounting Terms: Financial Statements............................................................10
   1.3     Knowledge of the Companies........................................................................10

ARTICLE 2  PURCHASE AND SALE OF THE PREFERRED STOCK..........................................................10

   2.1     Purchase and Sale of the WEP Shares and the Kitty Hawk Shares.....................................10
   2.2     Purchase of the Option Shares.....................................................................11
   2.3     Closings..........................................................................................12
   2.4     Financial Accounting Positions; Tax Reporting.....................................................12
   2.5     Fees and Expenses; Monthly Fees...................................................................13

ARTICLE 3  CONDITIONS TO THE OBLIGATION OF THE PURCHASERS TO
           PURCHASE THE WEP SHARES...........................................................................14

   3.1     Representations and Warranties....................................................................14
   3.2     Compliance with this Agreement....................................................................14
   3.3     Compliance with the UST Agreements; No Defaults...................................................14
   3.4     Compliance with Telesite Agreement; No Defaults. .................................................14
   3.5     Secretary's Certificates..........................................................................15
   3.6     Documents.........................................................................................15
   3.7     Purchase of Securities and ISD Exchange Permitted by Applicable Laws..............................15
   3.8     Opinions of Counsel...............................................................................15
   3.9     Approval of Counsel to the Purchaser..............................................................15
   3.10    Consents and Approvals............................................................................16
   3.11    Release and Settlement Agreement..................................................................16
   3.12    Clark Non-Competition and Confidentiality Agreement...............................................16
   3.13    Finley Employment Agreement.......................................................................16
   3.16    Registration Rights Agreement.....................................................................16
   3.17    Stockholders' Agreement...........................................................................16
   3.20    Certificate of Incorporation and By-laws..........................................................17
   3.21    No Material Judgment or Order.....................................................................17
   3.22    ISD Exchange......................................................................................17
   3.24    Boatman's Commitment..............................................................................17
   3.25    Pro Forma Balance Sheet...........................................................................17
   3.26    Good Standing Certificates........................................................................17

ARTICLE 3A CONDITION TO THE OBLIGATIONS OF THE PURCHASERS TO
           PURCHASE THE OPTION SHARES UPON EXERCISE OF THE WEP
           OPTION............................................................................................18

   3A.1    No Material Adverse Effect. ......................................................................18
   3A.2    Representations and Warranties....................................................................18
   3A.3    Compliance with this Agreement; No Defaults.......................................................18
   3A.4    Compliance with UST Agreements, Stock Restriction Agreement and
           Employment Agreements; No Defaults................................................................18
   3A.5    No Material Judgment or Order.....................................................................18
   3A.6    Pro Forma Balance Sheet...........................................................................19
   3A.7    Opinions of Counsel...............................................................................19
   3A.9    Consents and Approvals............................................................................19

ARTICLE 4  CONDITIONS TO THE OBLIGATIONS OF THE HOLDING COMPANY
           TO ISSUE AND SELL THE WEP SHARES..................................................................19

   4.1     Representations and Warranties....................................................................20
   4.2     Compliance with this Agreement....................................................................20
   4.3     ISD Exchange. ....................................................................................20

ARTICLE 4A CONDITIONS TO THE OBLIGATIONS OF THE HOLDING COMPANY
           TO ISSUE AND SELL THE OPTION SHARES...............................................................20

   4A.1    Representations and Warranties....................................................................20
   4A.2    Compliance with this Agreement....................................................................20

ARTICLE 5  REPRESENTATIONS AND WARRANTIES OF THE COMPANIES...................................................20

   5.1     Existence and Power...............................................................................20
   5.2     Authorization; No Contravention...................................................................21
   5.3     Governmental Authorization; Third Party Consents..................................................21
   5.4     Binding Effect....................................................................................21
   5.5     No Legal Bar......................................................................................21
   5.6     Litigation........................................................................................21
   5.7     Compliance with Laws..............................................................................22
   5.8     No Default or Breach..............................................................................22
   5.9     Title to Properties...............................................................................22
   5.10    Use of Real Property..............................................................................22
   5.11    Taxes.............................................................................................22
   5.12    Financial Condition...............................................................................23
   5.13    ERISA.............................................................................................23
   5.14    Disclosure........................................................................................24

   5.15    Absence of Certain Changes or Events..............................................................24
   5.16    Environmental Matters.............................................................................24
   5.17    Investment Company/Government Regulations.........................................................25
   5.18    Subsidiaries......................................................................................25
   5.19    Capitalization....................................................................................26
   5.20    Private Offering..................................................................................27
   5.21    Broker's, Finder's or Similar Fees................................................................27
   5.22    Labor Relations...................................................................................27
   5.23    Employee Benefit Plans............................................................................27
   5.24    Patents, Trademarks, Etc..........................................................................28
   5.25    Potential Conflicts of Interest...................................................................29
   5.26    Trade Relations...................................................................................29
   5.27    Outstanding Borrowings............................................................................29
   5.28    Material Contracts................................................................................29
   5.29    Insurance.........................................................................................30
   5.30    Solvency..........................................................................................30
   5.31    Other Documents...................................................................................30
   5.32    Exchange Transaction Documents....................................................................30

ARTICLE 6  REPRESENTATIONS AND WARRANTIES OF THE PURCHASERS..................................................30

   6.1     Authorization; No Contravention...................................................................30
   6.2     Binding Effect....................................................................................31
   6.3     No Legal Bar......................................................................................31
   6.4     Experience........................................................................................31
   6.5     Purchase for Own Account..........................................................................31
   6.6     Exemption.........................................................................................31
   6.7     Accredited Investor...............................................................................32
   6.8     No Public Market..................................................................................32
   6.9     ERISA.............................................................................................32
   6.10    Broker's, Finder's or Similar Fees................................................................32
   6.11    Governmental Authorization; Third Party Consent...................................................32

ARTICLE 7  INDEMNIFICATION...................................................................................32

   7.1     Indemnification...................................................................................32
   7.2     Notification......................................................................................33
   7.3     Limitations on Indemnification....................................................................34
   7.4     Registration Rights Agreement.....................................................................34

ARTICLE 8  AFFIRMATIVE COVENANTS.............................................................................35

   8.1     Financial Statements and Other Information........................................................35

   8.2     Preservation of Corporate Existence...............................................................38
   8.3     Payment of Obligations............................................................................38
   8.4     Compliance with Laws..............................................................................39
   8.5     Filing of Second Certificate of Amendment; Reservation of Shares..................................39
   8.6     Inspection........................................................................................39
   8.7     Maintenance of Properties; Insurance..............................................................39
   8.8     Books and Records.................................................................................40
   8.9     Use of Proceeds...................................................................................40
   8.10    Board Nominees....................................................................................40
   8.11    Granting of Options...............................................................................41
   8.12    Business Activities...............................................................................41
   8.13    Key-Man Life Insurance............................................................................41

ARTICLE 9  MISCELLANEOUS.....................................................................................42

   9.1     Survival of Representations and Warranties........................................................42
   9.2     Notices...........................................................................................42
   9.3     Successors and Assigns............................................................................43
   9.4     Amendment and Waiver..............................................................................44
   9.5     Signatures and Counterparts.......................................................................44
   9.6     Headings..........................................................................................44
   9.7     GOVERNING LAW.....................................................................................44
   9.8     JURISDICTION......................................................................................44
   9.9     Severability......................................................................................45
   9.10    Rules of Construction.............................................................................45
   9.11    Entire Agreement..................................................................................45
   9.12    Certain Expenses..................................................................................45
   9.13    Publicity.........................................................................................45
   9.14    Further Assurances................................................................................46
   9.15    Obligations of the Parties........................................................................46

EXHIBITS

A-1         Certificate of Amendment
A-2         Second Certificate of Amendment
B           Clark Non-Competition and Confidentiality Agreement
C-1         Escrow Agreement
C-2         Option Escrow Agreement
D           Finley Employment Agreement
E           Gill Employment Agreement
F           Long Employment Agreement
G           Registration Rights Agreement
H           Release and Settlement Agreement

I           Stockholders' Agreement
J           Stock Restriction Agreement
K           PCX Warrant
L           Compliance Certificate

                            STOCK PURCHASE AGREEMENT

           AGREEMENT (the "AGREEMENT"), dated as of May 12, 1997, by and among INTEGRATED SITE DEVELOPMENT, INC. (the "HOLDING COMPANY"), a Delaware corporation, U.S. TOWERS, INC. ("UST"), a Delaware corporation, TELESITE SERVICES, LLC ("TELESITE"), an Arkansas limited liability company, METROSITE MANAGEMENT, LLC ("Metrosite"), an Arkansas limited liability company, WHITNEY EQUITY PARTNERS, L.P. (the "WEP"), a Delaware limited partnership, and KITTY HAWK CAPITAL LIMITED PARTNERSHIP, III ("KITTY HAWK"), a Delaware limited partnership. The Holding Company, UST, Telesite and Metrosite shall sometimes hereinafter be referred to individually, as a "Company" and collectively, as the "COMPANIES." WEP and Kitty Hawk shall sometimes hereinafter be collectively referred to as the "PURCHASERS."


                              W I T N E S S E T H:

           WHEREAS, concurrently with the execution and delivery of this Agreement (i) the stockholders of UST (the "UST STOCKHOLDERS") have agreed to contribute all of the shares of common stock of UST to the Holding Company in exchange for 850,000 shares of common stock, $0.001 par value per share, of the Holding Company (the "COMMON STOCK") pursuant to the terms of a Stock Contribution Agreement (the "UST EXCHANGE AGREEMENT"), dated as of the date hereof, by and among the Holding Company, the UST Stockholders and UST; and the holder (the "PCX WARRANT HOLDER") of a warrant (the "ORIGINAL PCX WARRANT") to purchase 1,500 shares of common stock of UST has agreed to contribute such warrant to the Holding Company in exchange for a warrant (the "PCX WARRANT"), in the form of Exhibit K attached hereto, to purchase 150,000 shares of Common Stock pursuant to the terms of the Original PCX Warrant; and (ii) the members (the "MEMBERS") of Telesite have agreed to contribute all of the membership interests in Telesite, and have agreed to cause the members of Metrosite to transfer all of the membership interests in Metrosite, to the Holding Company in exchange for, among other consideration, an aggregate of 490,517 shares of Common Stock, pursuant to the terms of a Membership Interests Contribution Agreement (together with the PCX Warrant, the "LLC EXCHANGE AGREEMENT" and together with the UST Exchange Agreement, the "EXCHANGE AGREEMENTS"), dated as of the date hereof, by and among the Holding Company, the Members, Caroline Finley, Telesite and Metrosite (the transactions set forth in clauses (i) and (ii) above are collectively referred to herein as the "ISD EXCHANGE");

           WHEREAS, the Holding Company wishes to sell to WEP, and WEP wishes to purchase from the Holding Company, 3,203,118 shares of its 8% Series A Cumulative Convertible Redeemable Preferred Stock, $0.001 par value per share (the "SERIES A PREFERRED STOCK"), for an aggregate purchase price of $9,250,000, upon the terms and subject to the conditions hereinafter set forth;

           WHEREAS, the Holding Company wishes to sell to Kitty Hawk, and Kitty Hawk wishes to purchase from the Holding Company, 259,712 shares of Series A Preferred Stock, for an aggregate purchase price of $750,000, upon the terms and subject to the conditions hereinafter set forth;

           "AGREEMENT" shall mean this Agreement, including the exhibits and schedules attached hereto, as the same may be amended, supplemented or modified in accordance with the terms hereof.

           "ARTICLES OF ORGANIZATION" shall mean the articles of organization of each of Telesite, Metrosite and Communications Management, as in effect on the First Closing Date, in each case the purpose of which is the formation of a limited liability company under the applicable governing statute.

           "BUSINESS DAY" shall mean any day other than a Saturday, Sunday or other day on which commercial banks in the City of New York are authorized or required by law or executive order to close.

           "BY-LAWS" shall mean the by-laws of each of the Holding Company and UST as in effect on the First Closing Date.

           "CERTIFICATE OF AMENDMENT" shall mean the certificate of amendment to the certificate of incorporation of the Holding Company, which, among other things, sets forth the terms, limitations and relative rights and preferences of the Series A Preferred Stock, substantially in the form attached hereto as Exhibit A-1.

           "CERTIFICATES OF INCORPORATION" shall mean the certificate of incorporation of each of the Holding Company (as amended by the Certificate of Amendment) and UST, as in effect on the First Closing Date.

           "CLARK NON-COMPETITION AND CONFIDENTIALITY AGREEMENT" shall mean the Non- Competition and Confidentiality Agreement substantially in the form attached hereto as Exhibit B.

           "CODE" shall mean the Internal Revenue Code of 1986, as amended, or any successor statute thereto.

           "COMMISSION" shall mean the Securities and Exchange Commission or any similar agency then having jurisdiction to enforce the Securities Act.

           "COMMON STOCK" shall have the meaning assigned to that term in the first Whereas clause hereof, or any other capital stock of the Holding Company into which such stock is reclassified or reconstituted.

           "COMMUNICATIONS MANAGEMENT" shall mean Communications Management Specialists, LLC, an Arkansas limited liability company.


           "CONDITION OF THE COMPANIES" shall mean the assets, business, properties, operations or financial condition of the Companies and their Subsidiaries, taken as a whole.

           "CONTINGENT OBLIGATION" as applied to any Person, shall mean any direct or indirect liability, contingent or otherwise, of that Person: (i) with respect to any indebtedness, lease, dividend or other obligation of another Person if the primary purpose or intent of the Person incurring such liability, or the primary effect thereof, is to provide assurance to the obligee of such liability that such liability will be paid or discharged, or that any agreements relating thereto will be complied with, or that the holders of such liability will be protected (in whole or in part) against loss with respect thereto; (ii) with respect to any letter of credit issued for the account of that Person or as to which that Person is otherwise liable for reimbursement of drawings; or (iii) under any foreign exchange contract, currency swap agreement, interest rate swap agreement or other similar agreement or arrangement designed to alter the risks of that Person arising from fluctuations in currency values or interest rates. Contingent Obligations shall include (a) the direct or indirect guaranty, endorsement (other than for collection or deposit in the ordinary course of business), co- making, discounting with recourse or sale with recourse by such Person of the obligation of another, (b) the obligation to make take-or-pay or similar payments if required regardless of nonperformance by any other party or parties to an agreement, and (c) any liability of such Person for the obligations of another through any agreement to purchase, repurchase or otherwise acquire such obligation or any property constituting security therefor, to provide funds for the payment or discharge of such obligation or to maintain the solvency, financial condition or any balance sheet item or level of income of another. The amount of any Contingent Obligation shall be equal to the amount of the obligation so guaranteed or otherwise supported or, if not a fixed and determined amount, the maximum amount so guaranteed.

           "CONTRACTUAL OBLIGATIONS" shall mean as to any Person, any provision of any security issued by such Person or of any agreement, undertaking, contract, indenture, mortgage, deed of trust or other instrument to which such Person is a party or by which it or any of its property is bound.

           "DEFINED BENEFIT PLAN" shall mean a defined benefit plan within the meaning of Section 3(35) of ERISA or Section 414(j) of the Code, whether funded or unfunded, qualified or non-qualified (whether or not subject to ERISA or the Code).

           "EMPLOYMENT AGREEMENTS" shall mean the Clark Non-Competition and Confidentiality Agreement, the Finley Employment Agreement, the Gill Employment Agreement and the Long Employment Agreement.

           "ENVIRONMENTAL LAWS" shall mean any Federal, state, territorial, provincial or local law, common law doctrine, rule, order, decree, judgment, injunction, license, permit or regulation relating to environmental matters, including those pertaining to land use, air, soil, surface water, ground water (including the protection, cleanup, removal, remediation or damage thereof), public or employee health or safety or any other environmental matter, together with any other laws (Federal, state, territorial, provincial or local) relating to emissions, discharges, releases or threatened releases of any pollutant or contaminant including, without limitation, medical, chemical, biological, biohazardous or radioactive waste and materials, into ambient air, land, surface water, groundwater, personal property or structures, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transportation, discharge or handling of any contaminant, including, without limitation, the Comprehensive Environmental Response, Compensation, and Liability Act (42 U.S.C. 9601 et seq.), the Hazardous Material Transportation Act (49 U.S.C. 1801 et seq.), the Resource Conservation and Recovery Act (42 U.S.C. 6901 et seq.), the Federal Water Pollution Control Act (33 U.S.C. 1251 et seq.), the Clean Air Act (42 U.S.C. 1251 et seq.), the Toxic Substances Control Act (15 U.S.C. 2601 et seq.), and the Occupational Safety and Health Act (29 U.S.C. 651 et seq.), as such laws have been, or are, amended, modified or supplemented heretofore or from time to time hereafter and any analogous future Federal, or present or future state or local laws, statutes and regulations promulgated thereunder.

           "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

           "ERISA AFFILIATE" shall mean any Person that is treated as a single employer with any Company or any of its Subsidiaries under Section 414(b), (c),
(m) or (o) of the Code.

           "ESCROW AGREEMENT" shall mean the Escrow Agreement, substantially in the form attached hereto as Exhibit C-1.

           "EXCHANGE ACT" shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder.

           "EXCHANGE AGREEMENTS" shall have the meaning assigned to that term in the first Whereas clause hereof.

           "EXCHANGE TRANSACTION DOCUMENTS" shall mean the Exchange Agreements and the agreements, instruments and other documents contemplated by or delivered pursuant to the Exchange Agreements and shall include, without limitation, the Release and Settlement Agreement and the Stock Restriction Agreement.

           "EXERCISABLE SHARES" shall have the meaning assigned to that term in
Section 8.5 hereof.

           "FINLEY EMPLOYMENT AGREEMENT" shall mean the Employment Agreement substantially in the form attached hereto as Exhibit D.

           "FIRST CLOSING" shall have the meaning assigned to that term in
Section 2.3 hereof.

           "FIRST CLOSING DATE" shall have the meaning assigned to that term in
Section 2.3 hereof.

           "GAAP" shall mean generally accepted accounting principles in effect from time to time within the United States.

           "GILL EMPLOYMENT AGREEMENT" shall mean the Employment Agreement substantially in the form attached hereto as Exhibit E.

           "GOVERNMENTAL AUTHORITY" shall mean the government of any nation, state, city, locality or other political subdivision of any thereof, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, and any corporation or other entity owned or controlled, through stock or capital ownership or otherwise, by any of the foregoing.

           "HAZARDOUS MATERIALS" shall mean those substances which are regulated by or form the basis of liability under any Environmental Laws.

           "INDEBTEDNESS" shall mean as to any Person (a) all obligations of such Person for borrowed money (including, without limitation, reimbursement and all other obligations with respect to surety bonds, unfunded credit commitments, letters of credit and bankers' acceptances, whether or not matured), (b) all obligations of such Person evidenced by notes, bonds, debentures or similar instruments, (c) all obligations of such Person to pay the deferred purchase price of property or services, except trade accounts payable and accrued commercial or trade liabilities arising in the ordinary course of business, (d) all interest rate and currency swaps, caps, collars and similar agreements or hedging devices under which payments are obligated to be made by such Person, whether periodically or upon the happening of a contingency, (e) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), (f) all obligations of such Person under leases which have been or should be, in accordance with GAAP, recorded as capital leases, (g) all indebtedness secured by any Lien (other than Liens in favor of lessors under leases other than leases included in clause (f)) on any property or asset owned or held by that Person regardless of whether the indebtedness secured thereby shall have been assumed by that Person or is non-recourse to the credit of that Person, and (h) any Contingent Obligation of such Person.

           "INITIAL PUBLIC OFFERING" shall mean the sale by any Company or any of their Subsidiaries of their capital stock pursuant to a registration statement on Form S-1 or other Form under the Securities Act.

           "ISD EXCHANGE" shall have the meaning assigned to such term in the first Whereas clause hereof.

           "KITTY HAWK OPTION SHARES" shall have the meaning set forth in
Section 2.2 hereof.

           "KITTY HAWK SHARES" shall have the meaning set forth in Section 2.1 hereof.

           "LIEN" shall mean any mortgage, deed of trust, pledge, hypothecation, assignment, encumbrance, lien (statutory or other) or preference, priority, right or other security interest or preferential arrangement of any kind or nature whatsoever (excluding preferred stock and equity related preferences) including, without limitation, those created by, arising under or evidenced by any conditional sale or other title retention agreement, the interest of a lessor under a Capital Lease Obligation, or any financing lease having substantially the same economic effect as any of the foregoing.

           "LLC EXCHANGE AGREEMENT"shall have the meaning assigned to such term in the first Whereas clause hereof.

           "LONG EMPLOYMENT AGREEMENT" shall mean the Employment Agreement substantially in the form attached hereto as Exhibit F

           "OPERATING AGREEMENTS" shall mean the operating agreement of each of Telesite, Metrosite and Communications Management, as in effect on the First Closing Date.

           "OPTION ESCROW AGREEMENT" shall mean the Option Escrow Agreement, substantially in the form attached hereto as Exhibit C-2.

           "OPTION SHARES" shall have the meaning set forth in Section 2.2 hereof.

           "OUTSTANDING BORROWINGS" shall mean all Indebtedness of the Companies and their Subsidiaries for money borrowed that is outstanding at the relevant time of determination.

           "PCX" shall mean PCX Corporation, a Delaware corporation.

           "PCX WARRANT" shall have the meaning assigned to that term in the first Whereas clause hereof.

           "PERSON" shall mean any individual, firm, corporation, limited liability company, partnership, trust, incorporated or unincorporated association, joint venture, joint stock company, Governmental Authority or other entity of any kind, and shall include any successor (by merger or otherwise) of such entity.

           "PLANS" shall have the meaning assigned to that term in Section 5.23 of this Agreement.

           "PRO FORMA BALANCE SHEET" shall mean the pro forma consolidated balance sheet of the Companies and their Subsidiaries delivered pursuant to Articles 3 and Article 3A hereof.

           "REGISTRATION RIGHTS AGREEMENT" shall mean the Registration Rights Agreement substantially in the form attached hereto as Exhibit G.

           "RELEASE AND SETTLEMENT AGREEMENT" shall mean the Release and Settlement Agreement, substantially in the form attached hereto as Exhibit H.

           "REQUIREMENTS OF LAW" shall mean as to any Person, the Certificate of Incorporation, Articles of Organization, By-laws and Operating Agreement or other organizational or governing documents of such Person, and any law, treaty, rule, regulation, right, privilege, qualification, license or franchise or determination of an arbitrator or a court or other Governmental Authority (including without limitation, the Federal Communications Act of 1934, as amended, and the rules and regulations promulgated thereunder, and all Federal and State securities laws, and the rules and regulations promulgated thereunder), in each case applicable or binding upon such Person or any of its property or to which such Person or any of its property is subject or pertaining to any or all of the transactions contemplated or referred to herein.

           "SECOND CERTIFICATE OF AMENDMENT" shall mean the certificate of amendment to the certificate of incorporation of the Holding Company, which, among other things, sets forth the terms, limitations and relative rights and preferences of the Series B Preferred Stock, substantially in the form attached hereto as Exhibit A-2.

           "SECOND CLOSING" shall have the meaning assigned to that term in
Section 2.3 hereof.

           "SECOND CLOSING DATE" shall have the meaning assigned to that term in
Section 2.2 hereof.

           "SECURITIES" shall mean, collectively, the Shares and the WEP Option.

           "SECURITIES ACT" shall mean the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder.

           "SERIES A PREFERRED STOCK" shall have the meaning ascribed to such term in the second Whereas clause.

           "SERIES B PREFERRED STOCK" shall have the meaning ascribed to such term in the fourth Whereas clause.

           "SHARES" shall mean the WEP Shares, the Kitty Hawk Shares and the Option Shares.

           "SOLVENT" shall mean, with respect to the Companies and their Subsidiaries considered as a whole, based on the Pro Forma Balance Sheet, (i) the assets and the property of the Companies and their Subsidiaries, considered as a whole, exceed the aggregate liabilities (including contingent and unliquidated liabilities) of the Companies and their Subsidiaries, considered as a whole, (ii) after giving effect to the transactions contemplated by this Agreement, the Companies and their Subsidiaries, considered as a whole, will not be left with unreasonably small capital, and (iii) after giving effect to the transactions contemplated by this Agreement, the Companies and their

Subsidiaries, considered as a whole, are able to both service and pay their liabilities as they mature. In computing the amount of contingent or unliquidated liabilities at any time, such liabilities will be computed as the amount that, in light of all the facts and circumstances existing at such time, represents the amount that is likely to become an actual or matured liability.

           "SPRINT AGREEMENT" shall mean the Master Sublease Agreement, dated as of January 19, 1997, between UST and Sprint Spectrum, L.P.

           "STOCKHOLDERS' AGREEMENT" shall mean the Stockholders Agreement, substantially in the form attached hereto as Exhibit I.

           "STOCK OPTIONS" shall have the meaning assigned to that term in
Section 5.19 of this Agreement.

           "STOCK RESTRICTION AGREEMENT" shall mean the Stock Restriction Agreement, substantially in the form attached hereto as Exhibit J.

           "SUBSIDIARY" shall mean, with respect to any Person, a corporation or other entity (i) of which 50% or more of the voting power of the voting equity securities or equity interest is owned, directly or indirectly, by such Person. Unless otherwise qualified, all references to a "Subsidiary" or to "Subsidiaries" in this Agreement shall refer to a Subsidiary or Subsidiaries of the Companies or (ii) with respect to which such Person, directly or indirectly, has the power to elect a majority of the board of directors or similar governing body, or otherwise direct the management and/or operations thereof.

           "TELESITE AGREEMENT" shall mean the letter agreement, dated March 27, 1997, between Whitney and Telesite.

           "TRANSACTION DOCUMENTS" shall mean collectively, this Agreement, the Registration Rights Agreement, the Stockholders' Agreement, the Certificates of Incorporation, Articles of Organization, the Certificate of Amendment, the Second Certificate of Amendment, the By-laws and the Operating Agreements.

           "UST AGREEMENTS" shall mean the Sprint Agreement and the Wal-Mart Agreement.

           "WAL-MART AGREEMENT" shall mean the Master Lease Agreement (Multiple Sites), dated as of January 10, 1997, between UST, Wal-Mart Stores, Inc. and Wal-Mart Real Estate Business Trust.

           "WEP OPTION" shall mean the option granted to WEP to purchase, and to have Kitty Hawk purchase, the Option Shares as set forth in Section 2.2 hereof.

           "WEP OPTION SHARES" shall have the meaning set forth in Section 2.2 hereof.

           "WEP SHARES" shall have the meaning set forth in Section 2.1 hereof.

           "WHITNEY" shall mean J.H. Whitney & Co.

           1.2 ACCOUNTING TERMS: FINANCIAL STATEMENTS. For purposes of this Agreement, all accounting terms not otherwise defined herein shall have the meanings assigned to such terms in conformity with GAAP. Financial statements and other information furnished to Purchasers pursuant to this Agreement shall be prepared in accordance with GAAP as in effect at the time of such preparation. No Accounting Changes (as defined below) shall affect any financial covenants, standards or terms in this Agreement; provided that the Companies shall prepare footnotes to each compliance certificate and the financial statements required to be delivered hereunder that show the differences between the financial statements delivered (which reflect such Accounting Changes) and the basis for calculating any financial covenant compliance (without reflecting such Accounting Changes). "ACCOUNTING CHANGES" means: (a) changes in accounting principles required by GAAP and implemented by the Companies; (b) changes in accounting principles recommended by the Companies' certified public accountants and implemented by the Companies; and (c) changes in carrying value of the Companies' or any of their Subsidiaries' assets, liabilities or equity accounts resulting from (i) the application of purchase accounting principles (A.P.B. 16 and/or 17, EITF 88-16 and FASB 109) to the transactions contemplated by the Transaction Documents and the Exchange Transaction Documents or (ii) as the result of any other adjustments that, in each case, were applicable to, but not included in, the Pro Forma Balance Sheet. All such adjustments resulting from expenditures made subsequent to the First Closing Date (including, without limitation, capitalization of costs and expenses or payment of pre-closing date liabilities) shall be treated as expenses in the period the expenditures are made.

           1.3 KNOWLEDGE OF THE COMPANIES. All references to the knowledge of the Companies or to facts known by the Companies shall mean actual knowledge of, or notice to, the Chairman, Chief Executive Officer, President, Chief Financial Officer, or any other officer of any Company, any Subsidiary or any division of any Company or any Subsidiary.


                                    ARTICLE 2

                    PURCHASE AND SALE OF THE PREFERRED STOCK

           2.1 PURCHASE AND SALE OF THE WEP SHARES AND THE KITTY HAWK SHARES.

           (a) Subject to the terms and conditions herein set forth, the Holding Company agrees that it will issue and sell to WEP, and WEP agrees that it will acquire from the Holding Company, on the First Closing Date, 3,203,118 shares of Series A Preferred Stock (the "WEP SHARES"). The WEP Shares shall have the powers, rights and preferences set forth in the Certificate of Amendment, a copy of which is attached hereto as Exhibit A-1. The aggregate purchase price for the WEP Shares shall be $9,250,000.

           (b) Subject to the terms and conditions herein set forth, the Holding Company agrees that it will issue and sell to Kitty Hawk, and Kitty Hawk agrees that it will acquire from the Holding Company, on the First Closing Date, 257,712 shares of Series A Preferred Stock (the "KITTY HAWK SHARES"). The Kitty Hawk Shares shall have the powers, rights and preferences set forth in the Certificate of Amendment, a copy of which is attached hereto as Exhibit A-1. The aggregate purchase price for the Kitty Hawk Shares shall be $750,000.

           2.2 PURCHASE OF THE OPTION SHARES.

           (a) WEP, at any time on or before October 31, 1997, may at its option, require the Holding Company to sell to WEP and Kitty Hawk an aggregate of up to 2,236,959 shares of Series B Preferred Stock (the "OPTION SHARES"), and the Holding Company shall issue and sell to WEP and Kitty Hawk such Option Shares. If WEP elects to exercise such option, Kitty Hawk shall purchase, and the Holding Company shall issue and sell to Kitty Hawk, the lesser of (i) 7.5% of the Option Shares and (ii) that number of Option Shares having an aggregate purchase price of $1,500,000 (the "KITTY HAWK OPTION SHARES"), and WEP shall purchase from the Holding Company, and the Holding Company shall issue and sell to WEP, the balance of the Option Shares (the "WEP OPTION SHARES"). The Option Shares shall have the powers, rights and preferences set forth in the Second Certificate of Amendment, a copy of which is attached hereto as Exhibit A-2. The purchase price for the Option Shares shall be $4.47 per share.

           (b) WEP may exercise the option to purchase the Option Shares set forth in subsection 2.2(a) by providing written notice (the "EXERCISE NOTICE") to the Holding Company, with a copy of such notice to Kitty Hawk, on or before October 31, 1997, and in any case at least thirty (30) days prior to WEP's proposed closing date for the purchase of the Option Shares setting forth its intention to purchase the WEP Option Shares and to have Kitty Hawk purchase the Kitty Hawk Option Shares, the number of WEP Option Shares and Kitty Hawk Option Shares to be purchased and the date for the proposed closing (the "SECOND CLOSING DATE") for the purchase thereof (which date shall be no later than November 30, 1997, or such other date as the parties mutually agree).

           (c) In order to secure Kitty Hawk's obligation to WEP to purchase the Kitty Hawk Option Shares in accordance with the terms of this Agreement, Kitty Hawk shall, at the First Closing, deliver to the law firm of Morrison Cohen Singer & Weinstein, LLP, 750 Lexington Avenue, New York, New York, as escrow agent (the "ESCROW AGENT") under the Escrow Agreement, 129,856 shares (the "ESCROWED SHARES") of the Kitty Hawk Stock, and the Escrow Agent shall hold such shares in accordance with the terms and subject to the conditions of the Escrow Agreement. In the event that WEP exercises the WEP Option and purchases the WEP Option Shares on the Second Closing Date in accordance with the terms hereof, and Kitty Hawk fails to purchase the Kitty Hawk Option Shares in accordance with the terms hereof, all of Kitty Hawk's right, title and interest in and to Escrowed Shares shall be transferred to WEP in accordance with the terms and conditions set forth in the Escrow Agreement, free and clear of all Liens, claims, charges or encumbrances. Kitty Hawk acknowledges that the transfer of the Escrowed Shares to WEP under such circumstances shall not limit any other rights or remedies that the Companies or WEP may have against Kitty Hawk with respect to its failure to purchase the Kitty Hawk Option Shares as contemplated hereunder by Kitty Hawk.

           2.3 CLOSINGS.

           (a) The issuance and purchase of the WEP Shares and the Kitty Hawk Shares shall take place at the closing (the "FIRST CLOSING") to be held at the offices of Morrison Cohen Singer & Weinstein, LLP, 750 Lexington Avenue, New York, New York 10022 at 10:00 a.m., Eastern Standard Time, on or before Tuesday, May 13, 1997, or at such other time and place as the Holding Company and the Purchasers may agree in writing (the "FIRST CLOSING DATE"). At the First Closing, the Holding Company shall deliver to (i) WEP the WEP Shares against delivery by WEP to the Holding Company of the purchase price therefor and (ii) Kitty Hawk the Kitty Hawk Shares against delivery by Kitty Hawk to the Holding Company of the purchase price therefor, in each case payable by wire transfer of immediately available funds to an account or accounts designated in writing by the Holding Company.

           (b) The purchase and issuance of the Option Shares shall take place at the closing (the "SECOND CLOSING") to be held at the offices of Morrison Cohen Singer & Weinstein, LLP, 750 Lexington Avenue, New York, New York 10022 at 10:00 a.m., Eastern Standard Time, on the Second Closing Date. At the Second Closing, the Holding Company shall deliver to (i) WEP the WEP Option Shares against delivery by WEP to the Holding Company of the purchase price therefor and (ii) Kitty Hawk the Kitty Hawk Option Shares against delivery by Kitty Hawk to the Holding Company of the purchase price therefor, in each case by wire transfer of immediately available funds to an account or accounts designated in writing by the Holding Company. In the event that Kitty Hawk shall have breached its obligation to purchase the Kitty Hawk Option Shares pursuant to the terms of this Agreement, and, without limiting any rights or remedies that the Companies or WEP may have against Kitty Hawk with respect to such breach, WEP shall have the right to purchase the Kitty Hawk Option Shares from the Holding Company. The Holding Company shall provide WEP with prompt written notice of any such breach, and WEP shall have the right to purchase the Kitty Hawk Option Shares exercisable by written notice delivered to the Holding Company specifying the closing date for such purchase, which date shall not be later than thirty days following WEP's receipt of the Holding Company's notice.

           2.4 FINANCIAL ACCOUNTING POSITIONS; TAX REPORTING. Each of the parties hereto agrees to take reporting and other positions with respect to the Securities which are consistent with the purchase price of the Securities set forth herein for all financial accounting purposes, unless otherwise required by applicable GAAP or Commission rules (in which case the parties agree only to take positions inconsistent with the purchase price of the Securities set forth herein provided that the Purchasers have consented thereto, which consent shall not be unreasonably withheld). Each of the parties to this Agreement agrees to take reporting and other positions with respect to the Securities which are consistent with the purchase price of the Securities set forth herein for all other purposes, including without limitation, for all Federal, state and local tax purposes.

           2.5 FEES AND EXPENSES; MONTHLY FEES.

           (a) The Companies jointly and severally agree that they shall pay to Whitney (i) (A) at the First Closing, a placement fee of $100,000 and (B) at the Second Closing, a placement fee of $150,000, provided that the aggregate purchase price for the Option Shares is at least $5,000,000 and (ii) at each of the First Closing and the Second Closing, to the extent not previously paid to WEP or Whitney, an amount equal to WEP's or Whitney's, as the case may be, out-of-pocket expenses (including, without limitation, attorneys' fees, charges and disbursements, consultants' fees and expenses and due diligence expenses) incurred in connection with (A) the negotiation, execution, delivery and filing of the Transaction Documents and the Exchange Documents and any amendments or modifications thereto and (B) the transactions contemplated by the Transaction Documents and the Exchange Transaction Documents.

           (b) From and after the First Closing, the Companies shall pay to Whitney a monitoring fee payable in cash at the rate of $10,000 per month (calculated for partial months on a daily basis) payable quarterly on each March 31, June 30, September 30 and December 31, or if any such date shall not be a Business Day, on the next succeeding Business Day to occur after such date, beginning on June 30, 1997 and ending upon consummation of an Initial Public Offering. Upon consummation of an Initial Public Offering, the Company shall pay any unpaid portion of the monthly monitoring fees (calculated on a daily basis) within five (5) Business Days after receipt by any of the Companies or their Subsidiaries of the proceeds of such Initial Public Offering.

           (c) If the First Closing shall fail to occur as a result of a failure of one or more of the conditions set forth in Article 3 hereof, the Companies shall pay to Whitney within two Business Days following the date on which the First Closing was scheduled to occur all amounts described in clause (ii) of subsection 2.5(a) hereof. If the First Closing shall fail to occur as a result of a failure of one or more of the conditions set forth in Article 3 hereof and any of the following events shall have occurred on or before October 31, 1997:
(i) an Initial Public Offering; (ii) a merger, consolidation, refinancing, or recapitalization of any Company resulting in the holders of the issued and outstanding voting securities of such Company immediately prior to such transaction owning or controlling less than a majority of the voting securities of the continuing or surviving entity immediately following such transaction;
(iii) a sale, lease, exchange, transfer or other disposition of all or substantially all of any Company's assets to any Person or group of Persons; or
(iv) with respect to any Company, any Person or Persons acting together or which would constitute a "group" for the purposes of Section 13(d) of the Exchange Act (other than the holders of the capital stock or membership interests, as the case may be, of such Company as of the date hereof) beneficially owning (as defined in Rule 13d-3 of the Exchange Act) or controlling, directly or indirectly, at least 50% of the total voting power of all classes of capital stock or membership interests, as the case may be, entitled to vote generally in the election of Directors or other governing body of such Company, then, in addition to the amounts owed pursuant to the first sentence of this paragraph
(c), the Companies shall, prior to November 15, 1997, pay to Whitney the sum of $500,000 in cash or, at the election of Whitney, shall issue, or cause the issuance of, warrants to purchase the capital stock and/or membership interests (having a fair market value of $500,000 on the date of grant) of one or more of the Companies or their successors. Such warrants shall be exercisable at a nominal purchase price, shall expire on the tenth anniversary of the date of issuance and shall be represented by a warrant agreement, which shall be reasonably satisfactory to Whitney.

           (d) All payments contemplated by this Section 2.5 to be made to, or on behalf of, Whitney or WEP shall be made by wire transfer of immediately available funds to an account or accounts designated by Whitney or WEP, as the case may be, and all payments contemplated by this Section 2.5 to be made to, or on behalf of, Kitty Hawk shall be made by wire transfer of immediately available funds to an account or accounts designated by Kitty Hawk.


                                    ARTICLE 3

                 CONDITIONS TO THE OBLIGATION OF THE PURCHASERS
              TO PURCHASE THE WEP SHARES AND THE KITTY HAWK SHARES

           The obligation of the Purchasers to purchase the WEP Shares and the Kitty Hawk Shares, to pay the purchase prices therefor at the First Closing and to perform any other obligations hereunder shall be subject to the satisfaction as determined by, or waived by, the Purchasers of the following conditions on or before the First Closing Date. No Purchaser shall be obligated to purchase any of the Securities to be purchased by it at the First Closing hereunder unless the purchase and sale of each of the other Securities required to be purchased at the First Closing hereunder occurs simultaneously therewith.

           3.1 REPRESENTATIONS AND WARRANTIES. The representations and warranties of the Companies contained in Article 5 hereof shall be true and correct at and as of the First Closing Date as if made at and as of such date.

           3.2 COMPLIANCE WITH THIS AGREEMENT. The Companies shall have performed and complied with all of its agreements and conditions set forth or contemplated herein that are required to be performed or complied with by the Companies on or before the First Closing Date.

           3.3 COMPLIANCE WITH THE UST AGREEMENTS; NO DEFAULTS. The UST Agreements shall be in full force and effect; each party thereto shall have performed and complied with all of the agreements and conditions contemplated thereunder that are required to be performed or complied with by it; and there shall be no defaults under any of the UST Agreements.

           3.4 COMPLIANCE WITH TELESITE AGREEMENT; NO DEFAULTS. The Telesite Agreement shall be in full force and effect; Mr. Joe L. Finley, III shall have performed and complied with all of the agreements and conditions contemplated thereunder that are required to be performed or complied with by him; and there shall be no defaults by Mr. Finley under the Telesite Agreement.

           3.5 SECRETARY'S CERTIFICATES. The Purchasers shall have received a certificate from each Company, dated the First Closing Date and signed by the Secretary or an Assistant Secretary of each of the respective Companies, certifying that (a) in the case of the certificates for the Holding Company and UST, the attached copies of the Certificates of Incorporation and By-laws, as the case may be, and, in the case of Telesite and Metrosite, the attached copies of the Articles of Organization and Operating Agreements of Telesite and Metrosite, as the case may be, are all true, complete and correct and remain unamended and in full force and effect, (b) in the case of the certificates for the Holding Company and UST, the attached copies of the resolutions of the Board of Directors of the Holding Company or UST, as the case may be, and, in the case of the certificates for Telesite and Metrosite, the attached consents of the members of Telesite or Metrosite, as the case may be, approving the Transaction Documents to which it is a party and the transactions contemplated hereby and thereby, are all true, complete and correct and remain unamended and in full force and effect, and (c) as to the incumbency and specimen signature of each officer or member of each Company executing any Transaction Document to which it is a party or any other document delivered in connection herewith on behalf of such Company.

           3.6 DOCUMENTS. The Purchasers shall have received true, complete and correct copies of such agreements, schedules, exhibits, certificates, documents, financial information and filings as it may reasonably request in connection with or relating to the ISD Exchange and the transactions contemplated hereby and by the Exchange Transaction Documents, all in form and substance satisfactory to the Purchasers.

           3.7 PURCHASE OF SECURITIES AND ISD EXCHANGE PERMITTED BY APPLICABLE LAWS. The acquisition of and payment for the Securities to be acquired by the Purchasers hereunder and the consummation of the transactions contemplated hereby and by the Transaction Documents and the Exchange Transaction Documents
(a) shall not be prohibited by any Requirement of Law, (b) shall not subject the Purchasers to any penalty or other onerous condition under or pursuant to any Requirement of Law, and (c) shall be permitted by all Requirements of Law to which the Purchasers or the transactions contemplated by or referred to herein or in the Transaction Documents or the Exchange Transaction Documents are subject; and the Purchasers shall have received such certificates or other evidence as they may reasonably request to establish compliance with this condition.

           3.8 OPINIONS OF COUNSEL. The Purchasers shall have received opinions of outside counsel to the Companies, dated the First Closing Date, relating to the transactions contemplated by or referred to herein and in the Exchange Agreements, in form and substance acceptable to the Purchasers.

           3.9 APPROVAL OF COUNSEL TO THE PURCHASERS. All actions and proceedings hereunder and all agreements, schedules, exhibits, certificates, financial information, filings and other documents required to be delivered by any Company or any Subsidiary or hereunder or in connection with the consummation of the transactions contemplated hereby or by the Exchange Agreements, and all other related matters, shall have been in form and substance acceptable to

Morrison Cohen Singer & Weinstein, LLP, counsel to WEP and Whitney, in its reasonable judgment (including, without limitation, the opinions of counsel referred to in Section 3.8 hereof).



           3.10 CONSENTS AND APPROVALS. All consents, exemptions, authorizations, or other actions by, or notices to, or filings with, Governmental Authorities and other Persons in respect of all Requirements of Law and with respect to those Contractual Obligations of any Company or Subsidiary necessary, desirable, or required in connection with (a) the execution, delivery or performance (including, without limitation, the issuance of Common Stock upon conversion of the Shares) by any Company or any Subsidiary, or enforcement against any Company or any Subsidiary, of the Transaction Documents to which it is a party and (b) the ISD Exchange shall have been obtained and be in full force and effect, and the Purchasers shall have been furnished with appropriate evidence thereof, and all waiting periods shall have lapsed without extension or the imposition of any conditions or restrictions.

           3.11 RELEASE AND SETTLEMENT AGREEMENT. PCX, Mr. Stephen H. Clark and the other parties thereto have duly executed and delivered the Release and Settlement Agreement.

           3.12 CLARK NON-COMPETITION AND CONFIDENTIALITY AGREEMENT. The Holding Company and Mr. Stephen H. Clark shall have duly executed and delivered the Clark Non-Competition and Confidentiality Agreement.

           3.13 FINLEY EMPLOYMENT AGREEMENT. The Holding Company and Mr. Joe L. Finley, III shall have duly executed and delivered the Finley Employment Agreement.

           3.14 GILL EMPLOYMENT AGREEMENT. Telesite and Mr. Tracy Gill shall have duly executed and delivered the Gill Employment Agreement.

           3.15 LONG EMPLOYMENT AGREEMENT. The Holding Company and Mr. Robert M. Long shall have duly executed and delivered the Long Employment Agreement.

           3.16 REGISTRATION RIGHTS AGREEMENT. The Holding Company shall have duly executed and delivered the Registration Rights Agreement.

           3.17 STOCKHOLDERS' AGREEMENT. The Stockholders' Agreement shall have been duly executed and delivered by all of the parties thereto.

           3.18 STOCK RESTRICTION AGREEMENT.. The Holding Company and Finley Family Limited Partnership shall have duly executed and delivered the Stock Restriction Agreement.

           3.19 OPTION ESCROW AGREEMENT AND ESCROW AGREEMENT. WEP and Kitty Hawk shall have duly executed the Option Escrow Agreement, and the Finley Family Limited Partnership and the Holding Company shall have executed the Escrow Agreement.

           3.20 CERTIFICATE OF INCORPORATION AND BY-LAWS. The Holding Company shall have amended its Certificate of Incorporation and By-laws, in form and substance satisfactory to the Purchasers.

           3.21 NO MATERIAL JUDGMENT OR ORDER. There shall not be on the First Closing Date any judgment or order of a court of competent jurisdiction or any ruling of any Governmental Authority or any condition imposed under any Requirement of Law which, in the judgment of the Purchasers, would prohibit the purchase of the Securities hereunder or subject the Purchasers to any penalty or other onerous condition under or pursuant to any Requirement of Law if the Securities were to be purchased hereunder.

           3.22 ISD EXCHANGE. On the First Closing Date, the ISD Exchange shall have been consummated upon terms and subject to conditions in form and substance acceptable to the Purchasers.

           3.23 TELESITE RELEASE. The Mercantile Bank of Arkansas ("Mercantile") shall have executed and delivered an agreement and such other documents, in form and substance satisfactory to Purchasers, releasing Telesite from all of its obligations to Mercantile and releasing the Liens in connection therewith.

           3.24 BOATMAN'S COMMITMENT. Telesite shall have received a commitment, in a form and upon terms and conditions satisfactory to Purchasers, to extend Telesite's existing line of credit with Boatman's National Bank of Arkansas until August 31, 1997.

           3.25 PRO FORMA BALANCE SHEET. The Holding Company shall have delivered to the Purchasers as of the First Closing Date a pro forma consolidated balance sheet of the Companies and their Subsidiaries, certified by the chief executive officer of the Holding Company that such Pro Forma Balance Sheet fairly presents the pro forma adjustments reflecting the consummation of the transactions contemplated by this Agreement and the Exchange Agreements, including, without limitation, all material fees and expenses in connection therewith.

           3.26 GOOD STANDING CERTIFICATES. Each of the Companies shall have delivered to the Purchasers as of the First Closing Date, good standing certificates or the equivalent thereof for each of the Companies and each of their Subsidiaries for each of their respective jurisdictions of incorporation or organization, as the case may be, and all other jurisdictions where they are required to be qualified to do business.

                                   ARTICLE 3A

           CONDITION TO THE OBLIGATIONS OF THE PURCHASERS TO PURCHASE
                THE OPTION SHARES UPON EXERCISE OF THE WEP OPTION

           The obligation of the Purchasers to purchase the Option Shares if WEP shall have delivered the written notice described in subsection 2.2(b) hereof, to pay the purchase price for the Option Shares at the Second Closing and to perform any obligations hereunder with respect thereto (all of which obligations shall be several and not joint) shall be subject to the satisfaction, as determined by, or waived by, the Purchasers, of the following conditions on or before the Second Closing Date. No Purchaser shall be obligated to purchase any of the Securities to be purchased by it at the Second Closing hereunder unless the purchase and sale of each of the other Securities required to be purchased at the Second Closing hereunder occurs simultaneously therewith.

           3A.1 NO MATERIAL ADVERSE EFFECT. No event shall have occurred from the date hereof through the Second Closing Date which has or may have a material adverse effect on the Condition of the Companies.

           3A.2 REPRESENTATIONS AND WARRANTIES. The representations and warranties of the Companies contained in Article 5 hereof shall be true and correct at and as of the Second Closing Date as if made at and as of such date.

           3A.3 COMPLIANCE WITH THIS AGREEMENT; NO DEFAULTS. Each of the Companies shall have performed and complied with all of its agreements and conditions set forth or contemplated herein that are required to be performed or complied with by each Company on or before the Second Closing Date, and there shall be no defaults by any Company hereunder or under any Transaction Document.

           3A.4 COMPLIANCE WITH UST AGREEMENTS, STOCK RESTRICTION AGREEMENT AND EMPLOYMENT AGREEMENTS; NO DEFAULTS. The UST Agreements, the Stock Restriction Agreement and the Employment Agreements shall be in full force and effect; each party thereto shall have performed and complied with all of the agreements and conditions contemplated thereunder that are required to be performed or complied with by it; and there shall be no defaults under any of the UST Agreements, the Stock Restriction Agreement or the Employment Agreements.

           3A.5 NO MATERIAL JUDGMENT OR ORDER. There shall not be on the Second Closing Date any judgment or order of a court of competent jurisdiction or any ruling of any Governmental Authority or any condition imposed under any Requirements of Law which, in the judgment of the Purchasers, would prohibit the purchase of the Option Shares hereunder or subject the Purchasers to any penalty or other onerous condition under or pursuant to any Requirements of Law if the Option Shares were to be purchased hereunder.

           3.A.6 PRO FORMA BALANCE SHEET. The Holding Company shall have delivered to the Purchasers as of the Second Closing Date a pro forma consolidated balance sheet of the Companies and their Subsidiaries, certified by the chief financial officer of the Holding Company that such Pro Forma Balance Sheet fairly presents the pro forma adjustments reflecting the consummation of the transactions contemplated by this Agreement and the Exchange Agreements, including, without limitation, all material fees and expenses in connection therewith.

           3.A.7 OPINIONS OF COUNSEL. The Purchasers shall have received opinions of outside counsel to the Companies, dated the Second Closing Date relating to the transactions contemplated by or referred to herein, in form and substance acceptable to the Purchasers.

           3.A.8 APPROVAL OF COUNSEL TO THE PURCHASERS. All actions and proceedings hereunder and all agreements, schedules, exhibits, certificates, financial information, filings and other documents required to be delivered by any Company or any Subsidiary or hereunder or in connection with the consummation of the transactions contemplated hereby or the Exchange Agreements, and all other related matters, shall have been in form and substance acceptable to Morrison Cohen Singer & Weinstein, LLP, counsel, or other legal counsel, to WEP and Whitney in its reasonable judgment (including, without limitation, the opinions of counsel referred to in Section 3.A.7 hereof).

           3.A.9 CONSENTS AND APPROVALS. All consents, exemptions, authorizations, or other actions by, or notices to, or filings with, Governmental Authorities and other Persons in respect of all Requirements of Law and with respect to those Contractual Obligations of any Company or Subsidiary necessary, desirable, or required in connection with (a) the execution, delivery or performance (including, without limitation, the issuance of Common Stock upon conversion of the Shares) by any Company or any Subsidiary, or enforcement against any Company or any Subsidiary, of the Transaction Documents to which it is a party shall have been obtained and be in full force and effect, and the Purchasers shall have been furnished with appropriate evidence thereof, and all waiting periods shall have lapsed without extension or the imposition of any conditions or restrictions.


                                    ARTICLE 4

              CONDITIONS TO THE OBLIGATIONS OF THE HOLDING COMPANY
           TO ISSUE AND SELL THE WEP SHARES AND THE KITTY HAWK SHARES

           The obligations of the Holding Company to issue and sell the WEP Shares and the Kitty Hawk Shares and perform its other obligations hereunder relating thereto shall be subject to the satisfaction as determined by, or waived by, the Holding Company of the following conditions on or before the First Closing Date:

           4.1 REPRESENTATIONS AND WARRANTIES. The representations and warranties of the Purchasers contained in Article 6 hereof shall be true and correct at and as of the First Closing Date as if made at and as of such date.

           4.2 COMPLIANCE WITH THIS AGREEMENT. The Purchasers shall have performed and complied with all of their respective agreements and conditions set forth or contemplated herein that are required to be performed or complied with by the Purchasers on or before the First Closing Date.

           4.3 ISD EXCHANGE. On the First Closing Date, the ISD Exchange shall have been consummated upon terms and subject to conditions in form and substance acceptable to the Holding Company.


                                   ARTICLE 4A

              CONDITIONS TO THE OBLIGATIONS OF THE HOLDING COMPANY
                       TO ISSUE AND SELL THE OPTION SHARES

           The obligations of the Holding Company to issue and sell the Option Shares and perform its other obligations hereunder relating thereto shall be subject to the satisfaction as determined by, or waived by, the Holding Company of the following conditions on or before the Second Closing Date:

           4A.1 REPRESENTATIONS AND WARRANTIES. The representations and warranties of the Purchasers contained in Article 6 hereof shall be true and correct at and as of the Second Closing Date as if made at and as of such date.

           4A.2 COMPLIANCE WITH THIS AGREEMENT. The Purchasers shall have performed and complied with all of their respective agreements and conditions set forth or contemplated herein that are required to be performed or complied with by the Purchasers on or before the Second Closing Date as if made at and as of such date.


                                    ARTICLE 5

                 REPRESENTATIONS AND WARRANTIES OF THE COMPANIES

           The Companies hereby jointly and severally represent and warrant to the Purchasers, after giving effect to the transactions contemplated by this Agreement, as follows:

           5.1 EXISTENCE AND POWER. Each Company and each Subsidiary: (a) is a corporation or a limited liability company, as the case may be, duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization, as the case may be; (b) has all requisite power and authority to own and operate its property, to lease the property it operates as lessee and to conduct the business in which it is currently, or is currently proposed to be, engaged; (c) is duly qualified, licensed and in good standing under the laws of each jurisdiction where its ownership, lease or operation of property or the conduct of its business requires such qualification, except to the extent that the failure to do so would not have a material adverse effect on the Condition of the Companies; and (d) has the power and authority to execute, deliver and perform its obligations under each Transaction Document to which it is or will be a party.

           5.2 AUTHORIZATION; NO CONTRAVENTION. The execution, delivery and performance by each Company of each Transaction Document to which it is a party and the consummation of the transactions contemplated hereby and thereby, including, without limitation, the issuance of the Securities: (a) has been duly authorized by all necessary corporate or other appropriate action; (b) does not contravene the terms of any Company's Certificate of Incorporation, Articles of Organization, By-laws, or Operating Agreement or any amendment thereto; and (c) will not violate, conflict with or result in any breach or contravention of or the creation of any Lien under, any Contractual Obligation of any Company or any Subsidiary or any Requirement of Law applicable to any Company or any Subsidiary.

           5.3 GOVERNMENTAL AUTHORIZATION; THIRD PARTY CONSENTS. No approval, consent, compliance, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority or any other Person in respect of any Requirement of Law, and no lapse of a waiting period under a Requirement of Law, is necessary or required in connection with the execution, delivery or performance by, or enforcement against, any Company of the Transaction Documents to which it is a party or the consummation of the transactions contemplated hereby or thereby.

           5.4 BINDING EFFECT. Each of the Transaction Documents to which it is a party has been duly executed and delivered by each Company, and constitutes the legal, valid and binding obligation of each such Company enforceable against each Company in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency or other similar laws affecting the enforcement of creditors' rights generally and by general principles of equity relating to enforceability.

           5.5 NO LEGAL BAR. Neither the execution, delivery and performance of the Transaction Documents nor the issuance of or performance of the terms of the Securities will violate any Requirement of Law or any Contractual Obligation of any Company or Subsidiary. Neither any Company nor any Subsidiary has previously entered into any agreement which is currently in effect or to which such Company or Subsidiary is currently bound, granting any rights to any Person which are inconsistent with the rights to be granted by the Companies in the Transaction Documents.

           5.6 LITIGATION. Except as set forth on Schedule 5.6, there are no legal actions, suits, proceedings, claims or disputes pending or threatened, at law, in equity, in arbitration or before any Governmental Authority against or affecting any Company or Subsidiary. No injunction, writ, temporary restraining order, decree or any order of any nature has been issued by any court or other Governmental Authority purporting to enjoin or restrain the execution, delivery or performance of the Transaction Documents.

           5.7 COMPLIANCE WITH LAWS. Except as set forth on Schedule 5.7, the Companies and their Subsidiaries are in compliance with all Requirements of Law applicable to them.

           5.8 NO DEFAULT OR BREACH. Neither any Company nor any Subsidiary is in, and the incurrence of the obligations of the Companies contemplated by the Transaction Documents do not constitute, nor with the giving of notice or lapse of time or both would constitute, a default under or with respect to any Contractual Obligation of any Company or Subsidiary in any material respect.

           5.9 TITLE TO PROPERTIES. Except as set forth on Schedule 5.9, each of the Companies and/or each of their Subsidiaries has good record and marketable title in fee simple to, or holds interests as lessee under leases in full force and effect in, all real property reflected on the Pro Forma Balance Sheet or used in connection with its business.

           5.10 USE OF REAL PROPERTY. Except as set forth on Schedule 5.10, the owned and leased real properties reflected on the Pro Forma Balance Sheet or used in connection with the respective businesses of each Company and Subsidiary, are used and operated in compliance and conformity with all applicable leases, contracts, commitments, licenses and permits, to the extent that the failure so to conform would, in the aggregate, materially adversely affect the Condition of the Companies; neither any Company nor any Subsidiary has received notice of violation of any applicable zoning or building regulation, ordinance or other law, order, regulation or requirement relating to the operations of any Company or any Subsidiary; and there is no such violation. Except as set forth on Schedule 5.10, all plants and other buildings that are owned or covered by leases reflected on the Pro Forma Balance Sheet or used in connection with the business of any Company or Subsidiary, substantially conform with all applicable ordinances, codes, regulations and requirements, and no law or regulation presently in effect or condition precludes or materially restricts continuation of the present use of such properties. Each of the leases for real properties reflected on the Pro Forma Balance Sheet or used in connection with the business of any Company or Subsidiary are in full force and effect and each Company and Subsidiary enjoys peaceful and undisturbed possession thereunder. There is no default on the part of any Company or any Subsidiary or event or condition which with notice or lapse of terms, or both, would constitute a default on the part of any Company or any Subsidiary under any of such leases.

           5.11 TAXES. Except as set forth on Schedule 5.11, the Companies and their Subsidiaries have filed or caused to be filed, or have properly filed extensions for, all tax returns which are required to be filed and have paid or caused to be paid all taxes required to be paid by them and all assessments received by them to the extent that such taxes have become due, except taxes the validity or amount of which is being contested in good faith by appropriate proceedings and with respect to which adequate reserves have been set aside. The Companies and each of their Subsidiaries have paid or caused to be paid, or have established reserves that the Companies reasonably believes to be adequate in all material respects, for all tax liabilities applicable to the Companies and their Subsidiaries for all fiscal years which have not been examined and reported on by the taxing authorities (or closed by applicable statutes).

           5.12 FINANCIAL CONDITION.

               (a) The Companies have delivered to the Purchasers true and complete copies of (i) the audited balance sheet of Telesite as at December 31, 1996 and the unaudited balance sheet of Telesite as at December 31, 1995, and the related statements of income, stockholders' and members' equity and cash flow for the years ended December 31, 1996 and December 31, 1995 (the "TELESITE YEAR-END FINANCIAL STATEMENTS") and (ii) the unaudited balance sheet of Telesite as at March 31, 1997 and the related consolidated statements of income, stockholders' and members' equity and cash flow for the three-month period ended March 31, 1997, (the "TELESITE 1997 FINANCIAL STATEMENTS"). The Telesite Year-End Statements, the Telesite 1997 Financial Statements and the Metrosite Balance Sheet fairly present, in all material respects, the financial position of Telesite and Metrosite as of the respective dates thereof, and the results of operations and cash flows of Telesite as of the respective dates or for the respective periods set forth therein, all in conformity with GAAP consistently applied during the periods involved, except as otherwise set forth in the notes thereto and subject, in the case of the Telesite 1997 Financial Statements and the Metrosite Balance Sheet, to normal year-end audit adjustments.

               (b) None of the Companies have received any letters from any of its certified public accountants to the management of any such Company other than the auditor's opinion letter accompanying the above-referenced audited financial statements.

               (c) The Pro Forma Balance Sheet delivered to the Purchasers sets forth the assets and liabilities of the Companies and their Subsidiaries on a pro forma consolidated basis after taking into account the consummation of the transactions contemplated in this Agreement and the Exchange Agreements. The Pro Forma Balance Sheet has been prepared by the Companies in accordance with GAAP and fairly presents in all material respects the assets and liabilities of the Companies and their Subsidiaries on a consolidated basis, reflecting the consummation of the transactions contemplated by this Agreement and based on the assumptions set forth therein.

               (d) The projections of the Companies and their Subsidiaries on a consolidated basis heretofore delivered to the Purchasers are based on assumptions which were reasonable when made and such assumptions and projections are reasonable on the date hereof and the none of the Companies or any of their Subsidiaries have delivered to any Person any later dated projections.

           5.13 ERISA. The execution and delivery of the Transaction Documents, the purchase and sale of the Securities hereunder and the consummation of the transactions contemplated hereby and thereby will not result in any prohibited transaction within the meaning of Section 406 of ERISA or Section 4975 of the Code.

           5.14 DISCLOSURE.

               (a) Agreement and Other Documents. This Agreement, together with all exhibits and schedules hereto, and the agreements, certificates and other documents furnished to the Purchasers by the Companies and their Subsidiaries at the First Closing or the Second Closing, as the case may be, and the Exchange Transaction Documents do not or will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained herein or therein, in the light of the circumstances under which they were made, not misleading.

               (b) Material Adverse Effects. There is no fact known to the Companies, which the Companies have not disclosed to the Purchasers in writing which materially adversely affects or, insofar as the Companies can reasonably foresee, could materially adversely affect, the Condition of the Companies or the ability of any Company or any Subsidiary to perform its obligations under the Transaction Documents, or any agreement or other document contemplated thereby to which it is a party.

           5.15 ABSENCE OF CERTAIN CHANGES OR EVENTS. Since December 31, 1996, except as set forth on Schedule 5.15, neither any Company nor any Subsidiary has
(i) issued any stock, bonds or other corporate securities except for the securities being issued pursuant to the terms of the Transaction Documents and the Exchange Transaction Documents, (ii) borrowed any amount or incurred any liabilities (absolute or contingent), other than in the ordinary course of business, in excess of $10,000, (iii) discharged or satisfied any lien or incurred or paid any obligation or liability (absolute or contingent), other than in the ordinary course of business, in excess of $10,000, (iv) declared or made any payment or distribution to stockholders or purchased or redeemed any shares of its capital stock or other securities, (v) mortgaged, pledged or subjected to lien any of its assets, tangible or intangible, (vi) sold, assigned or transferred any of its tangible assets, or canceled any debts or claims,
(vii) sold, assigned or transferred any patents, trademarks, trade names, copyrights, trade secrets or other intangible assets, (viii) suffered any losses of property, or waived any rights of substantial value, (ix) suffered any material adverse change in the Condition of the Companies, (x) expended any material amount, granted any bonuses or extraordinary salary increases, (xi) entered into any transaction involving consideration in excess of $50,000 except as otherwise contemplated hereby or (xii) entered into any agreement or transaction, or amended or terminated any agreement, with an Affiliate. To the knowledge of the Companies, no material adverse change in the Condition of the Companies is threatened or reasonably likely to occur.

           5.16 ENVIRONMENTAL MATTERS. Except as described on Schedule 5.16:

               (a) The property, assets and operations of each Company and Subsidiary are and have been in compliance with all applicable Environmental Laws; there are no Hazardous Materials stored or otherwise located in, on or under any of the property or assets of any Company or any Subsidiary, including, without limitation, the groundwater except in compliance with applicable Environmental Laws; and there have been no releases or threatened releases of Hazardous

Materials in, on or under any property adjoining any of the property or assets of any Company or any Subsidiary which have not been remediated to the satisfaction of the appropriate Governmental Authorities.

               (b) None of the property, assets or operations of any Company or any Subsidiary is the subject of any Federal, state or local investigation evaluating whether (i) any remedial action is needed to respond to a release or threatened release of any Hazardous Materials into the environment or (ii) any release or threatened release of any Hazardous Materials into the environment is in contravention of any Environmental Law.

               (c) Neither any Company nor any Subsidiary has received any notice or claim, nor are there pending, threatened or reasonably anticipated, lawsuits or proceedings against any of them, with respect to violations of an Environmental Law or in connection with the presence of or exposure to any Hazardous Materials in the environment or any release or threatened release of any Hazardous Materials into the environment, and neither any Company nor any Subsidiary is or was the owner or operator of any property which (i) pursuant to any Environmental Law has been placed on any list of Hazardous Materials disposal sites, including, without limitation, the "NATIONAL PRIORITIES LIST" or "CERCLIS LIST," (ii) has, or had, any subsurface storage tanks located thereon, or (iii) has ever been used as or for a waste disposal facility, a mine, a gasoline service station or, other than for petroleum substances stored in the ordinary course of business, a petroleum products storage facility.

               (d) Neither any Company nor any Subsidiary has any present or contingent liability in connection with the presence either on or off the property or assets of any Company or Subsidiary of any Hazardous Materials in the environment or any release or threatened release of any Hazardous Materials into the environment.

           5.17 INVESTMENT COMPANY/GOVERNMENT REGULATIONS. None of the Companies is an "investment company" within the meaning of the Investment Company Act of 1940, as amended. Neither any Company nor any Subsidiary is subject to regulation under the Public Utility Holding Company Act of 1935, as amended, the Federal Power Act, the Interstate Commerce Act, or any federal or state statute or regulation limiting its ability to incur Indebtedness.

           5.18 SUBSIDIARIES.

               (a) Schedule 5.18 sets forth a complete and accurate list of all of the Subsidiaries of each Company, together with their respective jurisdictions of incorporation or organization. Except as set forth on Schedule 5.18, each such Subsidiary is or will be, upon the consummation of the transactions contemplated in the Transaction Documents and the Exchange Transaction Documents, wholly owned by the Holding Company. All of the outstanding shares of capital stock of the Subsidiaries that are corporations are validly issued, fully paid and nonassessable. Except as set forth on
Schedule 5.18, as of the First Closing Date and the Second Closing Date, as the case may be, all of the outstanding shares of capital stock of, or other ownership interests in, each of the Subsidiaries are and will be owned by the Holding Company free and clear of any Liens, claims, charges or encumbrances. Except as set forth on Schedule 5.18, no Subsidiary has outstanding options, warrants, subscriptions, calls, rights, convertible securities or other agreements or commitments obligating the Subsidiary to issue, transfer or sell any securities of the Subsidiary.

               (b) Except as set forth on Schedule 5.18, none of the Companies owns of record or beneficially, directly or indirectly, (i) any shares of outstanding capital stock or securities convertible into capital stock of any other corporation, or (ii) any participating interest in any limited liability company, partnership, joint venture or other non-corporate business enterprises.

           5.19 CAPITALIZATION.

               (a) As of the First Closing Date and after giving effect to the transactions contemplated by this Agreement, the authorized capital stock of the Holding Company will consist of 5,680,000 shares of Series A Preferred Stock and 12,000,000 shares of Common Stock. As of the First Closing Date and after giving effect to the transactions contemplated by this Agreement, there will be (i) 3,462,830 shares of Series A Preferred Stock issued and outstanding, (ii) 1,340,517 shares of Common Stock issued and outstanding, (iii) 3,203,118 shares of Common Stock reserved for issuance upon the conversion of the WEP Shares,
(iv) 259,712 shares of Common Stock reserved for issuance upon the conversion of the Kitty Hawk Shares, (v) 2,217,170 shares of Series A Preferred Stock reserved for issuance by the Company, which shares may be issued by the Company, at its election, as payment in kind dividends on the Series A Preferred Stock, in accordance with Certificate of Amendment (the "SERIES A DIVIDEND SHARES"), (vi) 2,217,170 shares of Common Stock reserved for issuance upon conversion of the Series A Dividend Shares reserved for issuance pursuant to clause (v) hereof,
(vii) 150,000 shares of Common Stock reserved for issuance pursuant to the exercise of the PCX Warrant, and (viii) 967,700 shares of Common Stock reserved for issuance pursuant to the exercise of stock options issuable in accordance with the terms of one or more stock option plans of the Holding Company which plans shall have been approved by the Board of Directors of the Holding Company, Whitney and WEP (the "STOCK OPTIONS"). The WEP Option, the PCX Warrant and all outstanding shares of capital stock of the Holding Company have been duly authorized by all necessary corporate action. All outstanding shares of capital stock of the Holding Company are, and the issuance of the WEP Shares, the Kitty Hawk Shares, the Option Shares upon exercise of the WEP Option, the shares of Common Stock issuable upon exercise of the PCX Warrant and the shares of Common Stock issuable upon conversion of the Series A Preferred Stock and Series B Preferred Stock, when issued in accordance with the respective terms and conditions thereof, will be validly issued, fully paid and nonassessable. The designations, powers, preferences, rights, qualifications, limitations and restrictions in respect of each class or series of authorized capital stock of the Holding Company are as set forth in the Certificate of Incorporation, and all such designations, powers, preferences, rights, qualifications, limitations and restrictions are valid, binding and enforceable and in accordance with all applicable laws. Schedule 5.19 provides an accurate list, after giving effect to the transactions contemplated by this Agreement, of (A) all stockholders owning the issued and outstanding Series A Preferred Stock and Common Stock, together with the number of shares held by each, and (B) all of the holders of warrants, options, rights and securities convertible into Common Stock of the Holding Company, together with the number of shares of Common Stock to be issued upon the exercise or conversion of such warrants, options, rights and convertible securities.

               (b) On the First Closing Date, except for the WEP Shares, the Kitty Hawk Shares, the WEP Option and the PCX Warrant, there will be no outstanding securities convertible into or exchangeable for capital stock of any Company or Subsidiary or options, warrants or other rights to purchase or subscribe to capital stock of any Company or any Subsidiary or contracts, commitments, agreements, understandings or arrangements of any kind to which any Company or any Subsidiary is a party relating to the issuance of any capital stock of any Company or any of Subsidiary, any such convertible or exchangeable securities or any such options, warrants or rights.

           5.20 PRIVATE OFFERING. No form of general solicitation or general advertising was used by any Company or Subsidiary, or their representatives in connection with the offer or sale of the Securities. Assuming the accuracy of the representations and warranties of the Purchasers contained in Article VI hereof, no registration of the Securities, the Common Stock issuable upon the conversion of the Shares pursuant to the provisions of the Securities Act or applicable state securities or "blue sky" laws will be required by the offer, sale or issuance of the Securities pursuant to this Agreement, or the Common Stock issuable upon conversion of the Shares. The Companies jointly and severally agree that neither any Company, nor anyone acting on its behalf, will offer or sell the Securities or any other security so as to require the registration of the Securities or the Common Stock issuable upon conversion of the Shares pursuant to the provisions of the Securities Act or any state securities or "blue sky" laws, unless such Securities or the Common Stock issuable upon conversion of the Shares are so registered.

           5.21 BROKER'S, FINDER'S OR SIMILAR FEES. Except as set forth in
Section 2.5 hereof, there are no brokerage commissions, finder's fees or similar fees or commissions payable in connection with the transactions contemplated hereby based on any agreement, arrangement or understanding with any Company or any Subsidiary.

           5.22 LABOR RELATIONS. Neither any Company nor any Subsidiary has committed or is engaged in any unfair labor practice. Except as set forth in
Schedule 5.22, there is (a) no unfair labor practice complaint pending or threatened against any Company or Subsidiary before the National Labor Relations Board and no grievance or arbitration proceeding arising out of or under collective bargaining agreements is so pending or threatened, (b) no strike, labor dispute, slowdown or stoppage pending or threatened against any Company or Subsidiary, and (c) no union representation question existing with respect to the employees of any Company or any Subsidiary and no union organizing activities are taking place. Neither any Company nor any Subsidiary is a party to any collective bargaining agreement.

           5.23 EMPLOYEE BENEFIT PLANS. Neither any Company nor any Subsidiary nor any ERISA Affiliate has any actual or contingent, direct or indirect, liability in respect of any employee benefit plan (as defined in Section 3(3) of ERISA) or other employee benefit arrangement

(collectively, the "PLANS"), other than those liabilities with respect to such Plans specifically described on Schedule 5.23(a). Schedule 5.23(a) sets forth all Plans relating to the Companies. The Companies have delivered to the Purchasers accurate and complete copies of all of the Plans. All of the Plans are in substantial compliance with all applicable Requirements of Law. Except as set forth on Schedule 5.23(b), no "prohibited transaction," as defined in
Section 406 of ERISA and Section 4975 of the Code, has occurred in respect of any of the Plans, and no civil or criminal action brought pursuant to Part 5 of Title I of ERISA is pending or, to the best knowledge of the Companies, is threatened against any fiduciary of any such Plan. No Plan: (i) is subject to Title IV of ERISA, or is otherwise a Defined Benefit Plan, or is a multiple employer plan (within the meaning of Section 413(c) of the Code); or (ii) provides for post-retirement welfare benefits or a "parachute payment" (within the meaning of Section 280G(b) of the Code).

           5.24 PATENTS, TRADEMARKS, ETC. The Companies and their Subsidiaries own or are licensed or otherwise have the right to use all patents, trademarks, service marks, trade names, copyrights, licenses, franchises and other rights (collectively, the "RIGHTS") being used to conduct their businesses as now operated (a complete list of licenses or other contracts relating to the Companies' and their Subsidiaries' Rights and of registrations of patents, trademarks, service marks and copyrights including any applications therefor constituting such Rights, is attached hereto as Schedule 5.24). No Right or product, process, method, substance or other material presently sold by or employed by any Company or any Subsidiary, or which any Company or any Subsidiary contemplates selling or employing, infringes upon the Rights that are owned by others. No litigation is pending and no claim has been made against any Company or any Subsidiary or, to the knowledge of the Companies, is threatened, contesting the right of any Company or any Subsidiary to sell or use any Right or product, process, method, substance or other material presently sold by or employed by any Company or any Subsidiary. Neither any Company nor any Subsidiary has asserted any claim of infringement, misappropriation or misuse by any Person of any Rights owned by any Company or any Subsidiary or to which it has exclusive use. Except as set forth on Schedule 5.24, no employee, officer or consultant of any Company or any Subsidiary has any proprietary, financial or other interest in any Rights owned or used by any Company or any Subsidiary in their businesses. Except as set forth on Schedule 5.24, neither any Company nor any Subsidiary has any obligation to compensate any Person for the use of any Rights and neither any Company nor any Subsidiary has granted any license or other right to use any of the Rights of any Company or any Subsidiaries, whether requiring the payment of royalties or not. The Companies and their Subsidiaries have taken all reasonable measures to protect and preserve the security, confidentiality and value of their Rights, including trade secrets and other confidential information. All trade secrets and other confidential information of the Companies and their Subsidiaries are not part of the public domain or knowledge, nor have they been used, divulged or appropriated for the benefit of any Person other than any Company or any Subsidiary or otherwise to the detriment of any Company or any Subsidiary. No employee or consultant of any Company or Subsidiary has used any trade secrets or other confidential information of any other Person in the course of his work for any Company or Subsidiary. No patent, invention, device, principle or any statute, law, rule, regulation, standard or code is pending or proposed which would restrict any Company's or any Subsidiary's ability to use any of the Rights.

           5.25 POTENTIAL CONFLICTS OF INTEREST. Except as set forth on Schedule 5.25, no officer, director, stockholder or other security holder of any Company or any Subsidiary: (a) owns, directly or indirectly, any interest in (excepting less than 5% stock holdings for investment purposes in securities of publicly held and traded companies), or is an officer, director, employee or consultant of, any Person that is, or is engaged in business as, a competitor, lessor, lessee, supplier, distributor, sales agent or customer of, or lender to or borrower from, any Company or any Subsidiary; (b) owns, directly or indirectly, in whole or in part, any tangible or intangible property that any Company or any Subsidiary used in the conduct of business; or (c) has any cause of action or other claim whatsoever against, or owes or has advanced any amount to, any Company or any Subsidiary, except for claims in the ordinary course of business such as for accrued vacation pay, accrued benefits under employee benefit plans, and similar matters and agreements existing on the date hereof.

           5.26 TRADE RELATIONS. Except as set forth on Schedule 5.26, there exists no actual or, to the knowledge of the Companies, threatened termination, cancellation or limitation of, or any adverse modification or change in, the business relationship of any Company or Subsidiary or its business with any customer or any group of customers whose purchases are individually or in the aggregate material to the business of any Company or any Subsidiary, or with any material supplier, and there exists no present condition or state of facts or circumstances that would materially adversely affect the Condition of the Companies or prevent any Company or any Subsidiary from conducting its business after the consummation of the transactions contemplated by this Agreement, in substantially the same manner in which such business has heretofore been conducted.

           5.27 OUTSTANDING BORROWINGS. Schedule 5.27 lists (i) the amount of all Outstanding Borrowings of the Companies and their Subsidiaries (other than Indebtedness under this Agreement) as of the closing of the transactions contemplated hereby, (ii) the Liens that relate to such Outstanding Borrowings and that encumber the assets of any Company or Subsidiary, (iii) the name of each lender thereof, and (iv) the amount of any unfunded commitments available to any Company in connection with any Outstanding Borrowings. Except as indicated on Schedule 5.27, all such Borrowings will continue in effect after the First Closing on the same terms and conditions as in effect immediately prior to the First Closing or on such other terms and conditions as may be satisfactory to the Purchasers.

           5.28 MATERIAL CONTRACTS. Neither any Company nor any Subsidiary is a party to any Contractual Obligation, or is subject to any charge, corporate restriction, judgment, injunction, decree, or Requirement of Law, materially adversely affecting the Condition of the Companies. Schedule 5.28 lists all contracts, agreements and commitments of each Company and Subsidiary as of the First Closing Date, whether written or oral, other than (a) the Transaction Documents and the Exchange Transaction Documents, (b) purchase orders in the ordinary course of business, and (c) any other contracts, agreements and commitments of any Company or Subsidiary that do not extend beyond one year and involve the receipt or payment of not more than $10,000. Each of the contracts, agreements and commitments of the Companies and the Subsidiaries set forth on
Schedule 5.28 is in full force and effect, and there are no defaults thereunder or notice of defaults delivered pursuant thereto.

           5.29 INSURANCE. Schedule 5.29 accurately summarizes all of the insurance policies or programs of each Company and Subsidiary in effect as of the date hereof, and indicates the insurer's name, policy number, expiration date, amount of coverage, type of coverage, annual premiums, exclusions and deductibles, and also indicates any self-insurance program that is in effect. All such policies are in full force and effect, are underwritten by financially sound and reputable insurers, are sufficient for all applicable Requirements of Law and otherwise are in compliance with the criteria set forth in Section 8.7 hereof. All such policies will remain in full force and effect and will not in any way be affected by, or terminate or lapse by reason of any of the transactions contemplated hereby.

           5.30 SOLVENCY. The Companies and their Subsidiaries are Solvent.

           5.31 OTHER DOCUMENTS. The Companies have delivered to the Purchasers true, complete and correct copies of all agreements, schedules, exhibits, certificates, financial information, filings and other documents relating to the Companies and their Subsidiaries, including, without limitation, the Exchange Transaction Documents, and all amendments and modifications thereto. Such documents comprise a full and complete copy of all agreements and understandings between the parties thereto with respect to the subject matter thereof and all transactions related thereto, and there are no agreements or understandings, oral or written, or side agreements not contained therein that relate to or modify the substance thereof. Each of such documents has been duly authorized by all necessary corporate and other action on the part of each Company and Subsidiary which is a party thereto, was validly executed and delivered by each such Company and Subsidiary and is the legal, valid and binding obligation of each such Company and Subsidiary and their successors, enforceable in accordance with its terms, except as limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws affecting creditors' rights generally and by general principles of equity relating to enforceability. Each of such documents is in full force and effect, and none of their provisions have been waived by any party thereto.

           5.32 EXCHANGE TRANSACTION DOCUMENTS. The representations and warranties made in the Exchange Transaction Documents by each of the parties thereto are true, correct and accurate in all material respects.

                                    ARTICLE 6

                               REPRESENTATIONS AND
                          WARRANTIES OF THE PURCHASERS

           Each Purchaser, severally but not jointly, hereby represents and warrants as to itself as follows:

           6.1 AUTHORIZATION; NO CONTRAVENTION. The execution, delivery and performance by it of each Transaction Document to which it is a party: (a) is within its power and authority and has been duly authorized by all necessary action; (b) does not contravene the terms of its organizational documents or any amendment thereof; and (c) will not violate, conflict with or result in any breach or contravention of any Contractual Obligation or any Requirement of Law applicable to it.

           6.2 BINDING EFFECT. This Agreement has been duly executed and delivered by it and each Transaction Document to which it is a party constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, or similar laws affecting the enforcement of creditors' rights generally or by equitable principles relating to enforceability.

           6.3 NO LEGAL BAR. The execution, delivery and performance of each Transaction Document to which it is a party by it will not violate any Requirement of Law applicable to it.

           6.4 EXPERIENCE. It has carefully reviewed the representations concerning the Companies and the Subsidiaries contained in this Agreement; the officers of the Companies have made available to such Purchaser any and all written information which it has requested and have answered to its satisfaction all inquiries made by it; and it has sufficient knowledge and experience in investing in companies similar to the Companies so as to be able to evaluate the risks and merits of its investment in the Securities and is able financially to bear the risks thereof.

           6.5 PURCHASE FOR OWN ACCOUNT. The Securities to be acquired by it pursuant to this Agreement are being or will be acquired for its own account for investment and with no intention of distributing or reselling such securities or any part thereof in any transaction that would be in violation of the securities laws of the United States of America, or any state, without prejudice, however, to its right at all times to sell or otherwise dispose of all or any part of the Securities under an effective registration statement under the Securities Act, or any applicable state securities laws or under an exemption from such registration available under the Securities Act, or any applicable state securities laws and subject, nevertheless, to the disposition of its property being at all times within its control. If such Purchaser should in the future decide to dispose of any of the Securities or the Common Stock issuable upon conversion of the Series A Preferred Stock or the Series B Preferred Stock, it understands and agrees that it may do so only in compliance with the Securities Act and applicable state securities laws, as then in effect. It agrees to the imprinting of a legend on certificates representing all of the Securities to the following effect: "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE SOLD OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AN APPLICABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF SUCH ACT AND SUCH LAWS."

           6.6 EXEMPTION. It understands that the Securities have not been registered under the Securities Act on the grounds that the sale provided for in this Agreement and the issuance of the Securities is exempt from registration under the Securities Act, and that the Holding Company's reliance on such exemption is predicated in part on its representations set forth herein.

           6.7 ACCREDITED INVESTOR. Unless it otherwise has indicated in writing to the Holding Company, it is an accredited investor within the definition set forth in Rule 501(a) promulgated under the Securities Act.

           6.8 NO PUBLIC MARKET. It understands that no public market now exists for any of the securities issued by the Holding Company and that there is no assurance that a public market will ever exist for any such securities.

           6.9 ERISA. No part of the funds used by it to purchase the Securities hereunder constitutes assets of any "employee benefit plan" (as defined in Section 3(3) of ERISA) or "plan" (as defined in Section 4975 of the Code) listed on Schedule 5.23(b).

           6.10 BROKER'S, FINDER'S OR SIMILAR FEES. There are no brokerage commissions, finder's fees or similar fees or commissions payable in connection with the transactions contemplated hereby based on any agreement, arrangement or understanding with it or any action taken by it.

           6.11 GOVERNMENTAL AUTHORIZATION; THIRD PARTY CONSENT. No approval, consent, compliance, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority or any other Person in respect of any Requirement of Law, and no lapse of a waiting period under a Requirement of Law, is necessary or required in connection with the execution, delivery or performance by it or enforcement against it of this Agreement or the transactions contemplated hereby.

                                    ARTICLE 7

                                 INDEMNIFICATION

           7.1 INDEMNIFICATION. In addition to all other sums due hereunder or provided for in this Agreement, the Companies jointly and severally agree to indemnify and hold harmless each Purchaser and its Affiliates and each of their respective officers, directors, agents, employees, subsidiaries, partners, attorneys, accountants and controlling persons (each, an "INDEMNIFIED PARTY") to the fullest extent permitted by law from and against any and all losses, claims, damages, expenses (including, without limitation, reasonable fees, disbursements and other charges of counsel incurred by an Indemnified Party in any action or proceeding between any Company and such Indemnified Party (or Indemnified Parties) or between an Indemnified Party (or Indemnified Parties) and any third party or otherwise) or other liabilities, losses, or diminution in value of the Shares (collectively, "LIABILITIES") resulting from or arising out of (i) any breach of any representation or warranty, covenant or agreement of the Companies in this Agreement, the Certificate of Incorporation, the

Certificate of Amendment, the Second Certificate of Amendment, the Registration Rights Agreement, the Stockholders' Agreement or the other Transaction Documents, including, without limitation, the failure to make payment when due of amounts owing pursuant to this Agreement, the Shares or the other Transaction Documents, on the due date thereof (whether at the scheduled maturity, by acceleration or otherwise) or (ii) any legal, administrative or other actions (including actions brought by either of the Purchasers, any Company, any Subsidiary or any equity holders of any Company or Subsidiary or derivative actions brought by any Person claiming through or in any Company's or Subsidiary's name), proceedings or investigations (whether formal or informal), or written threats thereof, based upon, relating to or arising out of the Transaction Documents, the transactions contemplated thereby, or any Indemnified Party's role therein or in the transactions contemplated thereby; provided, however, that no Company shall be liable under this Section 7.1 to an Indemnified Party: (a) for any amount paid by the Indemnified Party in settlement of claims by the Indemnified Party without the Holding Company's written consent (which consent shall not be unreasonably withheld), (b) to the extent that it is finally judicially determined that such Liabilities resulted primarily from the willful misconduct or gross negligence of such Indemnified Party or (c) to the extent that it is finally judicially determined that such Liabilities resulted primarily from the breach by such Indemnified Party of any representation, warranty, covenant or other agreement of such Indemnified Party contained in this Agreement or any other Transaction Document; provided, further, that if and to the extent that such indemnification is unenforceable for any reason, the Companies shall make the maximum contribution to the payment and satisfaction of such Liabilities which shall be permissible under applicable laws. In connection with the obligation of the Companies to indemnify for expenses as set forth above, the Companies further jointly and severally agree, upon presentation of appropriate invoices containing reasonable detail, to reimburse each Indemnified Party for all such expenses (including, without limitation, fees, disbursements and other charges of counsel incurred by an Indemnified Party in any action or proceeding between any Company and such Indemnified Party (or Indemnified Parties) or between an Indemnified Party (or Indemnified Parties) and any third party or otherwise) as they are incurred by such Indemnified Party; provided, however, that if an Indemnified Party is reimbursed hereunder for any expenses, such reimbursement of expenses shall be refunded to the extent it is finally judicially determined that the Liabilities in question resulted primarily from (i) the willful misconduct or gross negligence of such Indemnified Party or (ii) the breach by such Indemnified Party of any representation, warranty, covenant or other agreement of such Indemnified Party contained in this Agreement or any other Transaction Document.

           7.2 NOTIFICATION. Each Indemnified Party under this Article 7 will, promptly after the receipt of notice of the commencement of any action, investigation, claim or other proceeding against such Indemnified Party in respect of which indemnity may be sought from any Company under this Article 7, notify the Holding Company in writing of the commencement thereof. The omission of any Indemnified Party so to notify the Holding Company of any such action shall not relieve any Company from any liability which it may have to such Indemnified Party under this Article 7 unless, and only to the extent that, such omission results in the Companies' forfeiture of material substantive rights or defenses. In case any such action, claim or other proceeding shall be brought against any Indemnified Party and it shall notify the Holding Company of the commencement thereof, the Companies shall be entitled to assume and control the defense thereof at their own expense, with counsel satisfactory to such Indemnified Party in its reasonable judgment; provided, however, that any Indemnified Party may, at its own expense, retain separate counsel to participate in such defense. Notwithstanding the foregoing, in any action, claim or proceeding in which any Company, on the one hand, and an Indemnified Party, on the other hand, is, or is reasonably likely to become, a party, such Indemnified Party shall have the right to employ separate counsel at the Companies' expense and to control its own defense of such action, claim or proceeding if, in the reasonable opinion of counsel to such Indemnified Party, a conflict or potential conflict exists between any Company, on the one hand, and such Indemnified Party, on the other hand, that would make such separate representation advisable; provided, however, that in no event shall the Companies be required to pay fees and expenses under this Article 7 for more than one firm of attorneys in any jurisdiction in any one legal action or group of related legal actions. The Companies jointly and severally agree that they will not, without the prior written consent of the Purchasers, settle, compromise or consent to the entry of any judgment in any pending or threatened claim, action or proceeding relating to the matters contemplated hereby (if any Indemnified Party is a party thereto or has been actually threatened to be made a party thereto) unless such settlement, compromise or consent includes an unconditional release of the Purchasers and each other Indemnified Party from all liability arising or that may arise out of such claim, action or proceeding. No Company shall be liable for any settlement of any claim, action or proceeding effected against an Indemnified Party without its written consent, which consent shall not be unreasonably withheld. The rights accorded to Indemnified Parties hereunder shall be in addition to any rights that any Indemnified Party may have at common law, by separate agreement or otherwise.

           7.3 LIMITATIONS ON INDEMNIFICATION.


               (a) The Companies shall have no indemnification obligation to an Indemnified Party pursuant to this Article VII with respect to a breach of any representation or warranty unless such Indemnified Party delivers to the Holding Company written notice of such breach within the applicable survival period for such representation or warranty as set forth in Section 9.1 hereof.

               (b) No Indemnified Party shall be entitled to indemnification under this Article VII unless the aggregate amount of Liabilities to which the Indemnified Parties are entitled to recover exceeds $50,000. In the event that such Liabilities exceed an aggregate of $50,000, the Indemnified Parties shall be entitled to indemnification under this Article VII for all Liabilities in excess of an aggregate of $25,000. The limitation set forth in this paragraph
(b) shall not apply with respect to any (i) any breach of any representation or warranty set forth in Section 5.21 hereof, (ii) matter constituting fraud or intentional or willful misconduct, or (iii) covenant or agreement of any Company to be performed or complied with from and after the Closing Date.

           7.4 REGISTRATION RIGHTS AGREEMENT. Notwithstanding anything to the contrary in this Article 7, the indemnification and contribution provisions of the Registration Rights

Agreement shall govern any claim made with respect to registration statements filed pursuant thereto or sales made thereunder.


                                    ARTICLE 8

                              AFFIRMATIVE COVENANTS

           For so long as WEP and/or Kitty Hawk shall continue to beneficially own an aggregate number of shares of Series A Preferred Stock and/or Series B Preferred Stock that is convertible into at least five percent (5%) of the aggregate number of shares of Common Stock into which the shares of Series A Preferred Stock issued on the First Closing Date and the shares of Series B Preferred Stock issued on the Second Closing Date were convertible into, in each case, as of the original issue date (after appropriate adjustment for dividends, subdivisions, combinations or reclassifications of the Series A Preferred Stock and the Series B Preferred Stock), and until the payment by the Companies of all amounts due to the Purchasers under this Agreement and the other Transaction Documents, including, without limitation, all fees, expenses and amounts due at such time in respect of indemnity obligations under Article 7, the Companies hereby jointly and severally covenant and agree with the Purchasers as follows:

           8.1 FINANCIAL STATEMENTS AND OTHER INFORMATION. The Companies shall maintain, and cause each of their Subsidiaries to maintain, a system of accounting established and administered in accordance with sound business practices to permit preparation of financial statements in conformity with GAAP (it being understood that monthly financial statements are not required to have footnote disclosures). The Holding Company shall deliver to the Purchasers each of the financial statements and other reports described below:

               (a) Monthly and Quarterly Financial. As soon as available and in any event within thirty (30) days after the end of each month, the Holding Company shall deliver to the Purchasers (i) the consolidated and consolidating balance sheets of the Companies and their Subsidiaries, as at the end of such month and the related consolidated and consolidating statements of income, stockholders' and members equity and cash flow for such month and for the period from the beginning of the then current fiscal year of the Companies to the end of such month (and, with respect to financial statements delivered for months that are also the last month of any fiscal quarter, accompanied by the related consolidated and consolidating statements of income, stockholders' and member's equity and cash flow for such fiscal quarter) and (ii) a schedule of the outstanding Indebtedness for borrowed money of the Companies and their Subsidiaries describing in reasonable detail each such debt issue or loan outstanding and the principal amount and amount of accrued and unpaid interest with respect to each such debt issue or loan.

               (b) Year-End Financial. As soon as available and in any event within ninety (90) days after the end of the fiscal year of the Holding Company, the Holding Company shall deliver to the Purchasers (i) the consolidated and consolidating balance sheets of the Companies and their Subsidiaries as at the end of such year and the related consolidated and consolidating statements of income, stockholders' and members' equity and cash flow for such fiscal year, (ii) a schedule of the outstanding Indebtedness for borrowed money of the Companies and their Subsidiaries describing in reasonable detail each such debt issue or loan outstanding and the principal amount and amount of accrued and unpaid interest with respect to each such debt issue or loan, and (iii) a report with respect to the financial statements from Arthur Andersen or another "Big Six" accounting firm of certified public accountants selected by the Holding Company and reasonably acceptable to the Purchasers, which report shall be prepared in accordance with Statement of Auditing Standards No. 58 (the "STATEMENT") entitled "Reports on Audited Financial Statements" and such report shall be "Unqualified" (as such term is defined in such Statement). Together with each delivery of financial statements of the Companies and their Subsidiaries pursuant to this subsection 8.1(b), the Holding Company shall deliver to the Purchasers a copy of a letter from the Holding Company to such accounting firm, which letter shall have been delivered to such accounting firm prior to its delivery of such financial statements, stating that an intent of the Holding Company in engaging the accounting firm's professional services to prepare the audit report relating to such financial statements was to benefit and influence the Purchasers and their successors or assigns. Such letter shall state that the Purchasers intend to rely on the audit report and the accounting firm's professional services provided to the Companies and their Subsidiaries.

               (c) Company's Compliance Certificate. Together with each delivery of financial statements of the Companies and their Subsidiaries pursuant to subsections 8.1(a) and 8.1(b) above, the Holding Company shall deliver to the Purchasers a fully and properly completed compliance certificate (in the form of Exhibit L hereto or in such other form and substance satisfactory to the Purchasers) signed by the Holding Company's chief executive officer or chief financial officer.

               (d) Accountants' Reports. Promptly upon receipt thereof, each Company shall deliver to the Purchasers copies of all significant reports submitted by the Companies' certified public accountants in connection with each annual, interim or special audit or review of any type of the financial statements or related internal control systems of the Companies and their Subsidiaries made by such accountants, including any comment letter submitted by such accountants to management in connection with their services.

               (e) Management Reports. Together with each delivery of financial statements of the Companies and their Subsidiaries pursuant to subsections 8.1(a) and 8.1(b), the Companies shall deliver to the Purchasers a management report (i) describing the operations and financial condition of the Companies and their Subsidiaries for the month then ended and the portion of the current fiscal year then elapsed (or for the fiscal year then ended in the case of year-end financials), (ii) setting forth in comparative form the corresponding figures for the corresponding periods of the previous fiscal year and the corresponding figures from the most recent projections for the current fiscal year delivered pursuant to subsection 8.1(f) and (iii) discussing the reasons for any significant variations. The information above shall be presented in reasonable detail and shall be certified by the chief financial officer of the Holding Company to the effect that such information fairly presents the results of operations and financial condition of the Companies and their Subsidiaries as at the dates and for the periods indicated.

               (f) Projections. No earlier than sixty (60) days prior nor later than thirty (30) days after the end of each fiscal year beginning with the current fiscal year, the Holding Company shall prepare and deliver to the Purchasers projections of the Companies and their Subsidiaries for the next succeeding fiscal year, on a month to month basis.

               (g) SEC Filings and Press Releases. Promptly upon their becoming available, each Company shall deliver to the Purchasers copies of (i) all financial statements, reports, notices and proxy statements sent or made available by such Company or any of its Subsidiaries to their security holders,
(ii) all regular and periodic reports and all registration statements and prospectuses, if any, filed by such Company or any of its Subsidiaries with any securities exchange or with the Commission or any other governmental or private regulatory authority, and (iii) all press releases and other statements made available by such Company or any of its Subsidiaries to the public concerning material developments in the business of such Company or any of its Subsidiaries.

               (h) Events of Default, Etc. Promptly upon any officer of the Company obtaining knowledge of any of the following events or conditions, such Company shall deliver to the Purchasers copies of all notices given or received by such Company or any of its Subsidiaries with respect to any such event of condition and a certificate of such Company's chief executive officer specifying the nature and period of existence of such event or condition and what action the Company has taken, is taking and proposes to take with respect thereto: (i) any condition or event that constitutes a breach of any provision of this Agreement; (ii) any notice that any Person has given to any Company or any Subsidiarily or any other action taken with respect to a claimed default in any agreement evidencing Indebtedness or any other material agreement to which any Company or any Subsidiary is a party; or (iii) any event or condition that could reasonably be expected to result in any material adverse effect on the Condition of the Companies.

               (i) Litigation. Promptly upon any officer of any Company obtaining knowledge of (i) the institution of any action, suit, proceeding, governmental investigation or arbitration against or affecting any Company or any Subsidiary or any property of any Company or any Subsidiary not previously disclosed by the Companies to the Purchasers or (ii) any material development in any action, suit, proceeding, governmental investigation or arbitration at any time pending against or affecting any Company or any Subsidiary or any property of any Company or any Subsidiary, which, in each case, is reasonably possible to have a material adverse effect on the Condition of the Companies, such Company will promptly give notice thereof to the Purchasers and provide to the Purchasers such other information as may be reasonably available to such Company to enable the Purchasers and their respective counsel to evaluate such matter.

               (j) Subsidiaries. Not less than fifteen (15) days prior to creating a Subsidiary or acquiring the stock of a Person, such that such Person will become a Subsidiary, the Holding Company shall notify the Purchasers of any Company's or any Subsidiary's intention to create such Subsidiary or acquire such stock, and following such notice, such Subsidiary will not be created or acquired unless such Subsidiary executes a joinder to this Agreement and the other Transaction Documents in form and substance satisfactory to the Purchasers.

               (k) No Defaults. The Holding Company shall deliver to the Purchasers concurrently with the delivery of the financial statements referred to in subsection 8.1(b), a certificate of the Holding Company's Chief Financial Officer in the form of stating that to his or her knowledge no breach of this Agreement or any Transaction Document shall have occurred during the period covered thereby, except as specified in such certificate.

               (l) Bank Accounts. No Company shall establish any bank account or other account with any financial institution unless it provides Purchasers with prior written notice thereof.

               (m) Other Information. With reasonable promptness, each Company shall deliver to the Purchasers such other information and data with respect to such Company or any of its Subsidiaries as from time to time may be reasonably required by the Purchasers.

           8.2 PRESERVATION OF CORPORATE EXISTENCE. The Companies shall, and shall cause each of their Subsidiaries to:

               (a) preserve and maintain in full force and effect its corporate existence;

               (b) conduct their businesses in accordance with sound business practices, keep their properties in good working order and condition (normal wear and tear excepted), and from time to time make all needed repairs to, renewals of or replacements of such properties (except to the extent that any of such properties are obsolete or are being replaced) so that the efficiency of their business operations shall be fully maintained and preserved; and

               (c) file or cause to be filed in a timely manner all reports, applications, estimates and licenses that shall be required by a Governmental Authority.

           8.3 PAYMENT OF OBLIGATIONS. Each Company shall, and shall cause each of its Subsidiaries to, pay and discharge as the same shall become due and payable, all their respective obligations and liabilities, including without limitation:

               (a) all tax liabilities, assessments and governmental charges or levies upon such Company or Subsidiary or their properties or assets, unless the same are being contested in good faith by appropriate proceedings and adequate reserves in accordance with GAAP are being maintained by such Company or Subsidiary;

               (b) all lawful claims which such Company or Subsidiary is obligated to pay, which are due and which, if unpaid, might by law become a Lien upon its property, unless the same are being contested in good faith by appropriate proceedings and adequate reserves in accordance with GAAP are being maintained by such Company or Subsidiary; and

               (c) all payments of principal, interest and other amounts when due on Indebtedness.

           8.4 COMPLIANCE WITH LAWS. The Companies shall comply, and shall cause their Subsidiaries to comply, in all material respects with all Requirements of Law and with the directions of any Governmental Authority having jurisdiction over them or their business or property (including all applicable Environmental
Laws).

           8.5 FILING OF SECOND CERTIFICATE OF AMENDMENT; RESERVATION OF SHARES. Following delivery by WEP of the written notice described in subsection 2.2(b), the Holding Company shall on or prior to the Second Closing Date, cause the Second Certificate of Amendment to be duly executed by and filed with the Secretary of State of the State of Delaware, all in accordance with the provisions of the Delaware General Corporation Law, and thereafter, at all times shall reserve and keep available out of its authorized Series B Preferred Stock, solely for the purpose of issuance or delivery upon exercise of the WEP Option, the maximum number of shares of Series B Preferred Stock issuable upon such exercise. Such shares shall, when issued and paid for in accordance with the terms of this Agreement, be duly and validly issued and fully paid and non-assessable. The Holding Company shall at all times reserve and keep available out of its authorized Common Stock, solely for the purpose of issuance or delivery upon (a) exercise of the PCX Warrant, the Stock Options, and (b) conversion of the Shares, the maximum number of shares of capital stock that may be issuable or deliverable upon such exercise or conversion, as the case may be (the "EXERCISABLE SHARES"). The Exercisable Shares shall, when issued or delivered and paid for in accordance with the PCX Warrant, the Stock Options, the Certificate of Amendment or the Second Certificate of Amendment with respect to the Shares, as the case may be, be duly and validly issued and fully paid and non-assessable. The Holding Company shall issue such capital stock in accordance with the provisions of the PCX Warrant, the Stock Options or the Certificate of Amendment or Second Certificate of Amendment with respect to the Shares, as the case may be, and shall otherwise comply, in each case, with the terms thereof.

           8.6 INSPECTION. The Companies will permit, and will cause each of their Subsidiaries to permit, representatives of the Purchasers to visit and inspect any of their properties, to examine their corporate, financial and operating records and make copies thereof or abstracts therefrom, and to discuss their affairs, finances and accounts with their respective directors, officers and independent public accountants, all at such reasonable times during normal business hours and as often as may be reasonably requested, upon reasonable advance notice.

           8.7 MAINTENANCE OF PROPERTIES; INSURANCE. The Companies and their Subsidiaries shall maintain or cause to be maintained in good repair, working order and condition all material properties used in their respective businesses and will make or cause to be made all appropriate repairs, renewals and replacements thereof. The Companies and their Subsidiaries will maintain or cause to be maintained with financially sound and reputable insurers that have a rating of "A" or better as established by Best's Rating Guide (or an equivalent rating with such other publication of a similar nature as shall be in current use), public liability and property damage insurance with respect to their respective businesses and properties against loss or damage of the kinds customarily carried or maintained by companies of established reputation engaged in similar businesses and in amounts acceptable to Purchasers and will deliver evidence thereof to Purchasers. Without limiting the foregoing, the Companies and their Subsidiaries will establish no later than two (2) months after the First Closing Date and maintain at all times thereafter business interruption insurance in an amount satisfactory to WEP and the Companies will establish no later than two (2) months after the First Closing Date and maintain at all times thereafter, directors' and officers' liability insurance coverage for each of the members of the Board of Directors of the Holding Company in amounts satisfactory to WEP; provided, however, that the Holding Company shall not be obligated to purchase such insurance in the event that reasonable terms and pricing are not commercially available.

           8.8 BOOKS AND RECORDS. The Companies shall, and shall cause each of their Subsidiaries to, keep proper books of record and account, in which full and correct entries shall be made of all financial transactions and the assets and businesses of the Companies and each of their Subsidiaries in accordance with GAAP consistently applied to the Companies and their Subsidiaries taken as a whole.

           8.9 USE OF PROCEEDS. The Holding Company shall use the proceeds of the sale of Securities at the First Closing hereunder only for (i) the payment of the cash purchase price to be paid pursuant to the LLC Exchange Agreement,
(ii) the fees and expenses in connection with the transactions contemplated hereunder and under the Transaction Documents, and the Exchange Transaction Documents and (iii) general corporate purposes. The Holding Company shall use the proceeds from the sale of the Securities at the Second Closing hereunder only for (i) the payment of the fees and expenses in connection with the transactions contemplated hereunder and under the Transaction Documents and (ii) general corporate purposes.

           8.10 BOARD NOMINEES. (a) From and after the First Closing, the Holding Company shall (i) maintain a five-member Board of Directors, (ii) use its best efforts to have (A) three nominees designated by Whitney (or WEP) elected to the Holding Company's Board of Directors, (B) two nominees designated by the management of the Holding Company ("MANAGEMENT") and (C) one nominee of Whitney (or WEP) elected to each of the Holding Company's audit committee and compensation committee, and (c) expand the Board of Directors, at Whitney's request, to accommodate the election to the Board of Directors of one or more "independent" nominees mutually agreeable to Whitney (or WEP) and Management, provided that at all times the Holding Company shall use its best efforts to have that number of nominees of Whitney (or WEP) elected to the Board of Directors of the Holding Company as would constitute a majority of the Board of Directors. Notwithstanding the foregoing, at such time as WEP and/or Kitty Hawk shall no longer beneficially own an aggregate number of shares of Series A Preferred Stock and Series B Preferred Stock that is convertible into at least ten percent (10%) of the aggregate number of shares of Common Stock into which the shares of Series A Preferred Stock issued on the First Closing Date and the shares of Series B Preferred Stock issued on the Second Closing Date were convertible into, in each case, as of the date of issuance (after appropriate adjustment for dividends, subdivisions, combinations or reclassifications of the Series A Preferred Stock and the Series B Preferred Stock), then the Holding Company's obligation to use its best efforts to elect Whitney's (or WEP'S) designees as set forth above shall be limited to having one director designated by Whitney (or WEP) elected to the Holding Company's Board of Directors, audit committee and compensation committee. The Holding Company shall provide to each director the same information concerning the Companies and their Subsidiaries, and access thereto, provided to all other members of the Holding Company's Board of Directors. The reasonable travel expenses incurred by any such director in attending any such meetings shall be reimbursed by the Holding Company to the extent consistent with the Holding Company's then existing policy of reimbursing directors generally for such expenses.

               (b) In the event that Whitney (or WEP) or Kitty Hawk (each an "INSTITUTIONAL INVESTOR") shall not have a designee serving on the Board of Directors of the Holding Company for any reason, the Holding Company shall give such Institutional Investor, notice of (in the same manner as notice is given to directors), and permit one Person designated by such Institutional Investor to attend as observer, all meetings of the Holding Company's Board of Directors and all executive and other committee meetings of the Board of Directors and shall provide to such Institutional Investor the same information concerning the Holding Company, and access thereto, provided to members of the Holding Company's Board of Directors. The reasonable travel expenses incurred by any such designee of Whitney (or WEP) in attending any board or committee meetings shall be reimbursed by the Holding Company to the extent consistent with the Holding Company's then existing policy of reimbursing directors generally for such expenses.

           8.11 GRANTING OF OPTIONS. The Holding Company may grant up to 967,700 Stock Options. If the Stock Options are granted, the Holding Company shall grant the Stock Options at an exercise price equal to at least the per share fair market value of the Common Stock (as determined by the Holding Company's Board of Directors) at the time of such grant.

           8.12 BUSINESS ACTIVITIES. The Holding Company shall engage in no business activity other than the ownership of the capital stock of UST, the membership interests of Metrosite and Telesite, such other activities relating thereto, and the performance of its obligations under the Transaction Documents and the Exchange Transaction Documents. Telesite and Metrosite shall engage in no business activity other than the business that they are currently engaged in and the performance of their respective obligation under the Transaction Documents and the Exchange Transaction Documents.

           8.13 KEY-MAN LIFE INSURANCE. The Holding Company shall at all times maintain a key-man life insurance policy with a reputable and financially sound insurer on the life of Stephen H. Clark in the face amount of not less than $3,000,000 and on the life of Joe L. Finley, III, in the face amount of not less than $1,000,000. Such insurance policies shall (a) be in full force and effect by no later than two (2) months after the First Closing Date, (b) name the Holding Company as beneficiary and (c) provide that such insurance policies may not be canceled unless the insurance carrier gives at least 30 days' prior written notice of such cancellation to Purchasers.




                                    ARTICLE 9

                                  MISCELLANEOUS

           9.1 SURVIVAL OF REPRESENTATIONS AND WARRANTIES. All of the representations and warranties made herein shall survive the execution and delivery of this Agreement, any investigation by or on behalf of either Purchaser, acceptance of the Securities and payment therefor, or termination of this Agreement until November 30, 1999, except for the representations and warranties set forth in Sections 5.11, 5.13 and 5.16 and matters constituting fraud or intentional or willful misconduct, which shall survive for the applicable statute of limitation periods (including extensions or waivers thereof). If notification of a breach of any representation or warranty is given on or before the applicable survival period, any claim with respect to such breach shall survive until finally resolved by agreement of the parties or nonappealable court order.

           9.2 NOTICES. All notices, demands and other communications provided for or permitted hereunder shall be made in writing and shall be by registered or certified first-class mail, return receipt requested, telecopier, courier service or personal delivery:

                      (a)         if to WEP or Whitney:

                                  Whitney Equity Partners, L.P.
                                  177 Broad Street
                                  Stamford, Connecticut  06901
                                  Telecopier No.: (203) 973-1422
                                  Attention:    Mr. Michael R. Stone
                                                Mr. Daniel J. O' Brien

                                  with a copy to:

                                  Morrison Cohen Singer & Weinstein, LLP
                                  750 Lexington Avenue
                                  New York, New York  10022
                                  Telecopier No.: (212) 735-8708
                                  Attention: David A. Scherl, Esq.

                     (b)         if to Kitty Hawk:

                                 Kitty Hawk Capital Limited Partnership, III
                                 2700 Coltsgate Road, Suite 202
                                 Charlotte, North Carolina 28211
                                 Telecopier No.: (704) 362-2774
                                 Attention:    Mr. W. Chris Hegele

                                 with a copy to:

                                 Smith Helms Mulliss & Moore, LLP
                                 214 North Church Street
                                 Charlotte, North Carolina 28202
                                 Telefacsimile Number: (704) 334-8467
                                 Attention: Harrison Marshall, Esq.

                     (c)         if to any Company:

                                 Integrated Site Development, Inc.
                                 1135 Kildaire Farm Road
                                 Cary, North Carolina 27511
                                 Telecopier No.: (919)481-9255
                                 Attention: Mr. Stephen H. Clark
                                            Mr. Joe L. Finley, III

                                 with a copy to:

                                 Hutchison & Mason PLLC
                                 4011 Westchase Blvd
                                 Suite 400
                                 Raleigh, North Carolina 27607
                                 Telecopier No.: (919) 829-9696
                                 Attention: Fred D. Hutchison, Esq.

           All such notices and communications shall be deemed to have been duly given: when delivered by hand, if personally delivered; when delivered by courier, if delivered by commercial overnight courier service; five Business Days after being deposited in the mail, postage prepaid, if mailed; and when receipt is acknowledged, if telecopied.

           9.3 SUCCESSORS AND ASSIGNS. This Agreement shall inure to the benefit of and be binding upon the successors and permitted assigns of the parties hereto. Subject to applicable securities laws, the Purchasers may assign any of its rights under any of the Transaction Documents to any Person, and, subject to the terms of the Stockholders Agreement, any holder of any of the

Securities or any of the Common Stock issuable upon conversion of the Series A Preferred Stock or the Series B Preferred Stock may assign any such securities to any Person. No Company may assign any of its rights under this Agreement without the prior written consent of the Purchasers. Except as provided in
Article 7, no Person other than the parties hereto and their successors and permitted assigns is intended to be a beneficiary of any of the Transaction Documents.

           9.4 AMENDMENT AND WAIVER.

               (a) No failure or delay on the part of any of the parties hereto in exercising any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy. The remedies provided for herein are cumulative and are not exclusive of any remedies that may be available to the parties hereto at law, in equity or otherwise.

               (b) Any amendment, supplement or modification of or to any provision of this Agreement, any waiver of any provision of this Agreement, and any consent to any departure by any party from the terms of any provision of this Agreement, shall be effective (i) only if it is made or given in writing and signed by all of the parties hereto, and (ii) only in the specific instance and for the specific purpose for which made or given. Except where notice is specifically required by this Agreement, no notice to or demand on any Company in any case shall entitle such Company to any other or further notice or demand in similar or other circumstances.

           9.5 SIGNATURES AND COUNTERPARTS. Telefacsimile transmissions of any executed original document and/or retransmission of any executed telefacsimile transmission shall be deemed to be the same as the delivery of an executed original. At the request of any party hereto, the other parties hereto shall confirm telefacsimile transmissions by executing duplicate original documents and delivering the same to the requesting party or parties. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

           9.6 HEADINGS. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

           9.7 GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAW OF SUCH STATE.

           9.8 JURISDICTION. EACH PARTY TO THIS AGREEMENT HEREBY IRREVOCABLY AGREES THAT THE ANY LEGAL ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE SHARES, THE WEP OPTION OR ANY AGREEMENTS OR TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY MAY BE

BROUGHT IN THE COURTS OF THE STATE OF NEW YORK OR OF THE UNITED STATES OF AMERICA FOR THE SOUTHERN DISTRICT OF NEW YORK AND HEREBY EXPRESSLY SUBMITS TO THE PERSONAL JURISDICTION AND VENUE OF SUCH COURTS FOR THE PURPOSES THEREOF AND EXPRESSLY WAIVES ANY CLAIM OF IMPROPER VENUE AND ANY CLAIM THAT THE SUCH COURTS ARE AN INCONVENIENT FORUM. EACH PARTY HEREBY IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OF ANY OF THE AFOREMENTIONED COURTS IN ANY SUCH SUIT, ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO ITS ADDRESS SET FORTH IN SECTION 9.2, SUCH SERVICE TO BECOME EFFECTIVE 10 DAYS AFTER SUCH MAILING.

           9.9 SEVERABILITY. If any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions hereof shall not be in any way impaired, unless the provisions held invalid, illegal or unenforceable shall substantially impair the benefits of the remaining provisions hereof.

           9.10 RULES OF CONSTRUCTION. Unless the context otherwise requires, "or" is not exclusive, and references to sections or subsections refer to sections or subsections of this Agreement.

           9.11 ENTIRE AGREEMENT. This Agreement, together with the exhibits and schedules hereto and the other Transaction Documents, is intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein and therein. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein or therein. This Agreement, together with the exhibits and schedules hereto, and the other Transaction Documents supersede all prior agreements and understandings between the parties with respect to such subject matter.

           9.12 CERTAIN EXPENSES. The Companies jointly and severally agree to pay all expenses of the Purchasers (including fees, charges and disbursements of counsel) incurred in connection with any amendment, supplement, modification or waiver of or to any provision of this Agreement (including, without limitation, a response to a request by any Company for the Purchasers' consent to any action otherwise prohibited hereunder), the Certificate of Amendment or the Second Certificate of Amendment, or consent to any departure by any Company from, the terms of any provision of this Agreement, the Certificate of Amendment or the Second Certificate of Amendment.

           9.13 PUBLICITY. Except as may be required by applicable law, none of the parties hereto shall issue a publicity release or announcement or otherwise make any public disclosure concerning this Agreement or the transactions contemplated hereby, without prior approval by the other party hereto. If any announcement is required by law to be made by any party hereto, prior to making such announcement such party will deliver a draft of such announcement to the other parties and shall give the other parties an opportunity to comment thereon.

           9.14 FURTHER ASSURANCES. Each of the parties shall execute such documents and perform such further acts (including, without limitation, obtaining any consents, exemptions, authorizations, or other actions by, or giving any notices to, or making any filings with, any Governmental Authority or any other Person) as may be reasonably required or desirable to carry out or to perform the provisions of this Agreement.

           9.15 OBLIGATIONS OF THE PARTIES. Each Purchaser's obligations and the obligations of the Companies hereunder and are subject to the execution and delivery by the other Purchaser of this Agreement. The obligations of each Purchaser hereunder and under the other Transaction Documents to which such Purchaser is a party shall be several and not joint, and no Purchaser shall be liable or otherwise responsible for the acts of any other Purchaser. The obligations of the Companies hereunder shall be joint and several.

                           [INTENTIONALLY LEFT BLANK]

           IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered by their respective officers hereunto duly authorized as of the date first above written.

                                   INTEGRATED SITE DEVELOPMENT, INC.

                                   By: /s/ STEVEN H. CLARK
                                       -------------------------------------
                                       Steven H. Clark
                                       President

                                   U.S. TOWERS, INC.


                                   By: /s/ STEVEN H. CLARK
                                       -------------------------------------
                                       Steven H. Clark
                                       President

                                   TELESITE SERVICES, LLC

                                   By: /s/ JOE L. FINLEY III
                                       -------------------------------------
                                       Name: Joe L. Finley III
                                       Title: Member Rep.

                                   METROSITE MANAGEMENT, LLC

                                   By: /s/ JOE L. FINLEY III
                                       -------------------------------------
                                       Name: Joe L. Finley III
                                       Title: Member Rep.

                                   WHITNEY EQUITY PARTNERS, L.P.

                                   By: J.H. Whitney Equity Partners LLC,
                                          Its General Partner

                                   By: /s/ MICHAEL R. STONE
                                       -------------------------------------
                                       Name: Michael R. Stone
                                       A Managing Member

                FIRST SIGNATURE PAGE TO STOCK PURCHASE AGREEMENT

                                KITTY HAWK CAPITAL LIMITED PARTNERSHIP, III

                                By: Kitty Hawk Partners Limited Partnership, III,
                                      Its General Partner


                                By: /s/ W. CHRIS HEGELE
                                    --------------------------------------------
                                    W. Chris Hegele
                                    General Partner













                SECOND SIGNATURE PAGE TO STOCK PURCHASE AGREEMENT